SCHEDULE 14A
                                  (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:
Filed by a Party other than the Registrant:
Check the appropriate box:
____________________________________________________________________________
   Preliminary Proxy Statement            Confidential, for Use of
 X Definitive Proxy Statement             the Commission Only (as
   Definitive Additional Materials        permitted by Rule 14a-
                                          6(e)(2))
____________________________________________________________________________
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      COTTON VALLEY RESOURCES CORPORATION
____________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
 X   No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)     Title of each class of securities to which transaction applies:
____________________________________________________________________________
    (2)     Aggregate number of securities to which transaction applies:
____________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________
    (4)     Proposed maximum aggregate value of transaction:
____________________________________________________________________________
    (5)     Total fee paid:
____________________________________________________________________________
            Fee paid previously with preliminary materials.
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)     Amount Previously Paid:
____________________________________________________________________________
    (2)     Form, Schedule or Registration Statement No.:
____________________________________________________________________________
    (3)     Filing Party:
____________________________________________________________________________
    (4)     Date Filed:
____________________________________________________________________________

                      COTTON VALLEY RESOURCES CORPORATION
     3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102

                          FORM OF PROXY SOLICITED BY THE
                  MANAGEMENT OF COTTON VALLEY RESOURCES CORPORATION
                     FOR USE AT THE ANNUAL AND SPECIAL MEETING
               OF SHAREHOLDERS TO BE HELD ON JANUARY 18, 2000

The undersigned shareholder(s) of COTTON VALLEY RESOURCES CORPORATION
(the "Corporation") hereby appoint(s) in respect of all of his or her shares of the Corporation, JACK E. WHEELER, Chief Executive Officer, Chairman of the Board and a director of the Corporation, or failing him, JAMES E. HOGUE, a director of the Corporation, or in lieu of the foregoing _______________ as nominee of the undersigned, with power of substitution, to attend, act and vote for the undersigned at the annual and special meeting (the "Meeting") of shareholders of the Corporation to be held on the 18th day of January, 2000 at the time of 10 o'clock in the forenoon (Oklahoma time), and any adjournment or adjournments thereof, and direct(s) the nominee to vote the shares in the manner indicated below:


     1. TO VOTE FOR (      ) WITHHOLD FROM VOTING FOR (    ) on the ordinary
        resolution authorizing and approving the re-appointment of Lane Gorman Trubitt, L.L.P. as the auditors of the Corporation for the fiscal year ended June 30, 2000, to hold such office until the close of the next annual meeting of the shareholders of the Corporation, and on authroizing the directors of the Corporation to fix the remuneration of the auditors of the Corporation.

     2. TO VOTE FOR (   ) WITHHOLD AUTHORITY FROM VOTING FOR (   )
        all the following nominees in the election of five (5) members of the Board of Directors to hold office until the next annual meeting of the shareholders and until their successors are duly elected and qualified: Jack E. Wheeler, James E. Hogue, Wayne T. Egan,
        Anne Holland, Randall B. Kahn. (Instructions: To withhold authority to vote for any individual nominee, strike a line through his name below.)

     3. TO VOTE FOR (      ) AGAINST (      ) ABSTAIN FROM (      ) an
        ordinary resolution authorizing and approving the exercise of 21,230,897 special warrants, which warrants were issued on September 16, 1999 as part of the consideration in the acquisition by the Corporation of 50% of the issued and outstanding shares of East Wood Equity Venture, Inc.

     4. TO VOTE FOR (      ) AGAINST (      ) ABSTAIN FROM (      ) an
        ordinary resolution approving an amendment to the Corporation's stock option plan to increase the maximum number of common shares available for issuance pursuant to options granted under the Corporation's stock option plan.

     5. TO VOTE FOR (      ) AGAINST (      ) ABSTAIN FROM (      ) an
        ordinary resolution authorizing the Corporation to enter into private placement agreements with arm's length subscribers to occur within one year of the date of the Meeting.

     6. TO VOTE FOR ( ) AGAINST ( ) ABSTAIN FROM ( ) a special resolution authorizing and approving a change of the Corporation's name to "Aspen Group Oil & Gas Corporation", or such other name as is acceptable to the relevant governmental bodies.

If any amendments or variations to matters identified in the Notice of the Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting.

DATED the                 day of                                   , 2000.

                                           _____________________________
                                           Signature of Shareholder(s)

                                           _____________________________
                                           Print Name
NOTES:

(1) This form of proxy must be dated and signed by the appointor or his or her attorney authorized in writing or, if the appointor is a body corporate, the form of proxy must be executed by an officer or attorney thereof duly authorized. If the proxy is not dated, it will be deemed to bear the date on which it was mailed.

(2) The shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for.

(3) A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM OR HER AND ON HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSON DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THIS FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER FORM OF PROXY AND, IN EITHER CASE, DELIVERING
        THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION AT 3300 BANK ONE CENTER, 100 NORTH BROADWAY, OKLAHOMA CITY, OKLAHOMA, 73102, AT ANY TIME PRIOR TO 4:00 P.M. (OKLAHOMA TIME) ON THE 17TH DAY OF JANUARY, 2000.

(4) IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE PERSONS NAMED IN THIS PROXY WILL VOTE FOR EACH OF THE MATTERS IDENTIFIED IN THIS PROXY.

(5)     This proxy ceases to be valid one year from its date.

(6) If your address as shown is incorrect, please give your correct address when returning this proxy.

(7) This proxy should be folded, stapled, stamped and mailed to one of the two addresses set out below. Canadian and European residents should use the Toronto address. United States residents should use the Oklahoma address.

        United States Residents

        c/o Cotton Valley Resources Corporation
        3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102

        Canadian and European Residents

        c/o Equity Transfer Services Inc.
        Richmond Adelaide Centre, Suite 420
        120 Adelaide St. W., Toronto, ON   M5H 4C3

                         COTTON VALLEY RESOURCES CORPORATION
                                3300 Bank One Center
                                100 North Broadway
                                Oklahoma City, OK 73102



                           MANAGEMENT INFORMATION CIRCULAR
                                      and
                                PROXY STATEMENT

1. SOLICITATION OF PROXIES

This Management Information Circular and Proxy Statement (the "Circular") is furnished in connection with the solicitation of proxies by the management of COTTON VALLEY RESOURCES CORPORATION (the "Corporation") for use at the Annual and Special Meeting of Shareholders of the Corporation (the "Meeting") to be held at the time and place and for the purposes set forth in the attached notice of annual and special meeting of shareholders (the "Notice"). Included with this Circular and made a part of the proxy materials is a copy of the Annual Report of the Corporation for the year ended June 30, 1999 as submitted to the United States Securities and Exchange Commission ("SEC") on SEC Form 10-KSB (the "1999 Annual Report"). It is expected that the solicitation will be by mail primarily, but proxies may also be solicited personally by telephone or otherwise by officers or directors of the Corporation without additional compensation. The cost of preparing, assembling and mailing the proxy material and reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Corporation. The proxy materials are being mailed to shareholders of record at the close of business on December 1, 1999. All dollar amounts in this Circular are in United States Dollars unless otherwise designated as Canadian Dollars (Cdn$).

2. APPOINTMENT, REVOCATION AND DEPOSIT OF PROXIES

The persons named in the enclosed form of proxy are directors or officers of the Corporation.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME
OF THE DESIRED PERSON OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF.

A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire.

A shareholder who has given a proxy may revoke it at any time in so far as it has not been exercised. A proxy may be revoked, as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits the proxy is revoked. A proxy may also be revoked in any other manner permitted by law.

3. MANNER OF VOTING AND EXERCISE OF DISCRETION BY PROXIES

The persons named in the enclosed form of proxy will vote the common shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. In the absence of such direction, such common shares will be voted FOR each of the matters identified in the Notice and described in this Circular, except that a broker non-vote will have no effect.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. At the time of the printing of the Circular, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting of Shareholders.

4. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of common shares (the "Common Shares") and an unlimited number of preference shares. On November 1, 1999, an aggregate of 59,731,198 Common Shares and no preference shares were issued and outstanding. In addition, on September 16, 1999, 21,230,897 Special Warrants have been issued by the Corporation, each exercisable to acquire one common share in the capital of the Corporation.
See "Exercise of Special Warrants" below. Each Common Share entitles the holder thereof to one (1) vote at all meetings of shareholders of the Corporation. A simple majority of the total shares represented at the Meeting is required to elect directors and ratify or approve the other items being voted on at this time except for the Special Resolutions regarding the name change to Aspen

North Hydrocarbons Incorporated, which must be confirmed by at least two-thirds (2/3) of the votes cast. The presence, in person or by proxy, of two holders of common shares of the Corporation entitled to vote is necessary to constitute a quorum at the Meeting. Notwithstanding the record date of December, 1999, specified above, the Corporation's stock transfer books will not be closed and shares may be transferred subsequent to the record date. However, all votes will be tabulated by the scrutineer appointed for the Meeting, who will separately tabulate affirmative votes, abstentions and broker non-votes.

All holders of Common Shares of the Corporation of record as of the close of business on December 1, 1999 are entitled either to attend and vote thereat in person the shares held by them, or provided a completed and executed proxy shall have been delivered to the Corporation, to attend and vote thereat by proxy the shares held by them.

As at December 1, 1999, the only persons or companies who, to the knowledge of the directors and senior officers of the Corporation, beneficially own, directly or indirectly, or exercise control or direction over more than five percent (5%) of the issued and outstanding voting shares of the Corporation are listed below. In addition, this table includes the outstanding voting securities beneficially owned by each of the executive officers listed in the Summary Compensation Table and the number of shares owned by directors and executive officers as a group.

                             NUMBER OF COMMON              TOTAL % OF
NAME                               SHARES                COMMON SHARES(1)
______________________________________________________________________________
Jack E. Wheeler(2)             20,000,000                       24.7%

Bruce J. Scambler(3)                Nil                           -

Ron Mercer(3)                       Nil                           -

Sam Hammons(3)                      Nil                           -

James E. Hogue(4)               5,134,333                        6.3%

Anne L. Holland(5)                 70,000                     less than 1%

Wayne T. Egan(6)                   58,000                     less than 1%

Randall B. Kahn(7)                   Nil                          -

Apollo Investments Limited(8)   5,000,000                        6.2%

Stillwater Gas Production
  Inc.(9)                       7,076,965                        5.4%

Custer County Drillers Inc.(10)14,153,932                        8.0%
_____________________________________________________________________________
All Directors and Executive    25,262,333                       30.8%
Officers as a group (7 persons,
including Jack E. Wheeler)
_______________________________________________________________________________

Notes:

(1) This assumes the exercise of the 21,230,897 outstanding Special Warrants. See "Exercise of Special Warrants" below.

(2) Includes 20,000,000 Common Shares held by Aspen Energy Group, Inc. which is 100% owned by Mr. Wheeler. Mr. Wheeler is Chairman of the Board, President, Chief Executive Officer and a director of the Corporation. The address of Mr. Wheeler is 3300 Bank One Center, 100 North Broadway, Oklahoma City, Oklahoma 73102.

(3) Messrs. Scambler, Mercer and Hammons are Vice Presidents of the Corporation. The address of Messrs. Scambler, Mercer and Hammons is 3300 Bank One Center, 100 North Broadway, Oklahoma City, Oklahoma 73102.

(4)     Includes 80,000 Common Shares held directly by Mr. Hogue and
        1,500,000 shares held directly and through Third Coast Capital, Inc., and the following shares, beneficial ownership of which is disclaimed by Mr. Hogue: 740,000 Common Shares owned by the Hogue Family Limited Partnership and 231,000 Common Shares held by Mr. Hogue's wife and approximately 2,000,000 Common Shares of the Corporation which may be voted by Mr. Hogue for directors under certain agreements. See "Statement of Executive Compensation - Section K "Voting Trusts" below. Mr. Hogue may be deemed a promoter of the Corporation. The address
        Of Mr. Hogue is 6510 Abrams Road, Suite 300, Dallas, Texas 75231.

(5) Ms. Holland is a director of the Corporation. The address of Ms. Holland is 6510 Abrams Road, Suite 300 Dallas, Texas 75231.

(6) Mr. Egan is a director of the Corporation, and his address is Weir & Foulds, Suite 1600, 130 King St. West, Toronto, Ontario M5X 1J5 Canada. In addition, Mr. Egan owns employee stock options exercisable into an additional 20,000 Common Shares of the Corporation.

(7) Mr. Kahn is a proposed director, and his address is 20 North Gore, Suite 200, St. Louis, Missouri 63119.

(8) Apollo Investments Limited is a limited liability company incorporated in Turks and Caicos Island, British West Indies, whose principal address is c/o Cox and McNeese, Suite 102, 3601 North Classen Blvd., Oklahoma City, Okla. 73118. Neither it nor any of its shareholders have any interest in any other shareholder of the Corporation. None of its shareholders are holders of shares in the Corporation. Its principal executive officer is the director, D.R. Cottingham.

(9) Includes 7,076,965 special warrants. Stillwater Gas Production Inc. is a limited liability company incorporated in Turks and Caicos Island, British West Indies, whose principal address is c/o Cox and McNeese, Suite 102, 3601 North Classen Blvd., Oklahoma City, Okla. 73118 Neither it nor any of its shareholders have any interest in any other shareholder of the Corporation. None of its shareholders are holders of shares in the Corporation. Its principal executive officer is the director, S.A. Morris.

(10) Includes 14,153,932 special warrants. Custer County Drillers Inc. is a limited liability company incorporated in Turks and Caicos Island, British West Indies, whose principal address is c/o Cox and McNeese, Suite 102, 3601 North Classen Blvd., Oklahoma City, Okla. 73118 Neither it nor any of its shareholders have any interest in any other shareholder of the Corporation. None of its shareholders are holders of shares in the Corporation. Its principal executive officer is the director, S.A. Morris.

Pursuant to an agreement made September 16, 1999, the Corporation acquired 50% of the issued and outstanding shares of East Wood Equity Venture, Inc. Please see item 7 below - Ordinary Resolution - Exercise of Special Warrants, for details concerning the transaction.

Following closing of that transaction, Mr. Jack E. Wheeler, through his acquisition of 20,000,000 common shares of the Corporation, acquired control of the Corporation. Mr. Wheeler holds approximately 24.8% of the issued and outstanding common shares of the Corporation, assuming exercise of the 21,230,897 outstanding Special Warrants. As the shares acquired by Mr. Wheeler were issued from the Corporation's treasury, he did not acquire control from another person.

DIRECTORS AND EXECUTIVE OFFICERS

Jack E. Wheeler was elected a Director, Chairman of the Board, President, Chief Executive Officer in September 1999. A founding partner, and
President for the past five years, of Crown Partners L.L.C. Minerals
Division (the predecessor to East Wood), Mr. Wheeler has more than 25 years experience managing oil and gas property acquisition, exploration and development. He is a former vice-president of business development and assistant general counsel of Sonat Exploration Company where he was responsible for the acquisition of over $1.6 billion of oil and gas property acquisitions. As a vice president of the St. Paul Companies, Mr. Wheeler had primary responsibility of developing, overseeing and later divesting St. Paul's $70 million oil and gas investment portfolio. Mr. Wheeler received an Associate degree from Lon Morris College and a Bachelor's degree from Texas A&M University, a Master's degree from the University of Colorado and Juris Doctorate from the University of Houston. He served with the Fifth Special Forces in Vietnam. Twice nominated for the Congressional Medal of Honor, Mr. Wheeler was awarded the Silver Star, Purple Heart, Vietnamese Cross of Gallantry, Soldiers Medal, Bronze Star for Valor,
Army Commendation Medal for Valor, the Air Medal and the Combat
Infantryman's Badge. His office street address is: 3300 Bank One Center,
100 North Broadway, Oklahoma City, Oklahoma 73102.

James E. Hogue was President, Chief Operating Officer and a Director of the Corporation from July 1996 to September 1999, and President of its primary subsidiary, Cotton Valley Energy Corporation, from February 1995 through July 1996. He currently serves solely as a Director of the Corporation. Mr Hogue also has been a director, president and major shareholder of Third Coast Capital, Inc., a venture company since
1988. Since 1991, Mr. Hogue has served as President of Martex Oil & Gas, Inc. In 1983, Mr. Hogue formed Mayco Petroleum, Inc., for which he served as President until 1988. Early in his career, Mr. Hogue served as a driller for Leatherwood Company and as a core engineer for Sargent Diamond Bit, Inc. Subsequently, Mr. Hogue became President and major shareholder of a diamond bit manufacturing company. In the late 1970s, Mr. Hogue served for four years as President of Union Crude Oil Company, an exploration and drilling company, and for two years as Vice-President of Independent Producers Marketing Company, a crude oil supply and transportation company. Mr. Hogue has participated in drilling or furnishing services for over 3,000 wells in Texas, Oklahoma, New Mexico, Louisiana and Colorado. Mr. Hogue's office street address is 6510 Abrams Road, Suite 300, Dallas, Texas 75231.

Anne Holland has been the President of Mayco Petroleum Co., a crude oil trading
company, since 1990.   Ms. Holland devotes her principal working time to her
position as President of Mayco Petroleum Co. and acts as a director of the Corporation. Her office address is 6510 Abrams Road, Suite 300, Dallas, Texas 75231.

Wayne T. Egan is a partner of the law firm of Weir & Foulds, and practices in the Securities Law Section. He received an LLB from Queen's University Law School in 1988, and a Bachelor of Commerce degree from the University of Toronto in 1985. He is a member of the Canadian Bar Association. Weir & Foulds serves as the Corporation's corporate counsel in Ontario, Canada. Mr. Egan's office address is Exchange Tower, Suite 1600, P.O. Box 480, 130 King Street West, Toronto, Ontario Canada M5X 1J5.

Randall B. Kahn currently is President of Pharma Capital, a venture capital company located in St. Louis, Missouri. From 1994 to 1999 Mr. Kahn served as C.E.O. of Tiffany Industries, an office furniture manufacturer in St. Louis, Missouri. Prior thereto, Mr. Kahn was a litigation attorney from 1993 to 1994 with Paule Camazine and Blumenthal, a law firm in St. Louis, Missouri, and prior thereto a litigation attorney with Susman, Chermer, Rimmel & Shifrin, a law firm in St. Louis, Missouri from 1989 to 1993. Mr. Kahn received a BA in English literature from Colorado College in 1982, and received a JD, Environmental Law honours from Northwestern School of Law, Portland, Oregon. Mr. Kahn's office address is: 20 North Gore, Suite 200, St. Louis, Missouri 63119.

Bruce Scambler is Vice-President of the Corporation, effective September
1999. For the past five years, Mr. Scambler has provided financial and management consulting services to private and public companies. In addition, he served as finance and business planning manager of OGE Energy Corp. He is a CPA with over 20 years experience of financial management in public companies in the U.S. and the United Kingdom. Mr. Scambler trained with KPMG in London and is a Fellow of the Chartered Institute of Management Accountants, a Certified Public Accountant, and a member of the Hotel Catering and Institutional Management Association. He received a degree in law from Bristol University and an M.B.A. degree from Strathclyde Graduate
Business School, Glasgow, Scotland. Mr. Scambler's office street address is 3300 Bank One Center, 100 North Broadway, Oklahoma City, Oklahoma 73102.

Ron Mercer was appointed Vice-President of the Corporation effective September 1999. He is a professional engineer with over 30 years experience in oil and gas asset management. For the past five years, Mr. Mercer has served as president and has been responsible for day-to-day operations of Mercer Oil and Gas Co. and Armer LLc. He is a registered professional engineer in Texas and Oklahoma, and a member of the Society of Professional Engineers and Society of Petroleum Engineers. Mr. Mercer received his B.Sc. in Petroleum Engineering from Texas Tech University. His office street address is 3300 Bank One Center, 100 North Broadway, Oklahoma City, Oklahoma 73102.

Sam Hammons was recently appointed effective September 1999 as Vice-
President of the Corporation. He is an attorney with over 25 years experience, and, during the past five years, served as president of the law firm of Hammons & Vaught and as an energy consultant to several corporations. Mr. Hammons was formerly an Assistant for Energy Natural Resources to Governor David Boren in Oklahoma, and an administrative assistant to Governor George Nigh in Oklahoma. Mr. Hammons is a graduate of Oklahoma Baptist University and received a J.D. from Oklahoma University and a Masters in International Relations from Oklahoma University. Mr. Hammons office street address is 3300 Bank One Center, 100 North Broadway, Oklahoma City, Oklahoma 73102.


5. ELECTION OF DIRECTORS

The number of directors to be elected at the Meeting is five (5). Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the election of the nominees whose names are set forth below. Management of the Corporation does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the close of business on the day of the first annual meeting of shareholders of the Corporation following his election unless his office is earlier vacated in accordance with the Articles of the Corporation.

The following table and notes thereto set out the names of management's nominees for election as directors of the Corporation together with their positions held with the Corporation, municipalities of residence, principal occupations for the past five years, and the number of shares beneficially owned or over which control or direction is exercised:

Name, Current Position(s)   Principal   Director   Shares of the   Percentage
Held and Municipality of    Occupation  Since      Corporation     of Common
Residence                                          Beneficially    Shares
                                                   Owned,         Outstanding(2)
                                                   Controlled or
                                                   Directed (1)
_______________________________________________________________________________
Jack E. Wheeler(3)          Petroleum   September  20,000,000      24.7%
Director, Chairman of the   Executive   17, 1999
Board and Chief Executive
Officer, 50
Edmond, Oklahoma

James E. Hogue(4)           Petroleum   July, 1996  5,134,333(5)(6) 6.3%
Director, 63                Executive
Dallas, Texas

Wayne T. Egan(3)(4)         Lawyer      June, 1996      58,000(7)    -
Director, 37
Toronto, Ontario

Anne Holland(3)(4)          Petroleum   N/A             70,000       -
Director, 55                Executive
Fort Worth, Texas

Randall B. Kahn(3)          Venture     N/A             Nil          -
Director, 39                Capital
St. Louis, Missouri         Businessman,
                            Attorney
___________________________________________________________________________

The shareholders are urged to elect Management's nominees as directors.

Notes:

(1) The information as to the shares beneficially owned, directly or indirectly, not being within the knowledge of the Corporation, has been furnished by the respective proposed directors individually.
(2) This assumes the exercise of the 21,230,897 outstanding Special Warrants. See "Exercise of Special Warrants" below.
(3) Member of Audit Committee. (Mr. Kahn, upon election, will be nominated to the Audit Committee.)
(4)     Member of the Compensation Committee.
(5) This figure includes 80,000 Common Shares held directly by Mr. Hogue and 1,500,000 held directly and through Third Coast Capital, Inc., and the following shares, beneficial ownership of which is disclaimed by Mr. Hogue: 740,000 Common Shares owned by the Hogue Family Limited Partnership and 231,000 Common Shares held by Mr. Hogue's wife. In addition, Mr. Hogue owns employee stock options exercisable into an additional 583,333 Common Shares of the Corporation.
(6) This figure also includes approximately 2,000,000 Common Shares of the Corporation which may be voted by Mr. Hogue for directors under certain agreements. See "Statement of Executive Compensation - Section K "Voting Trusts"" below.
(7) In addition, Mr. Egan owns employee stock options exercisable into an additional 20,000 Common Shares of the Corporation.

None of the Corporation's directors have been involved during the past five (5) years in a material legal proceeding involving such person's ability or integrity.


6. STATEMENT OF EXECUTIVE COMPENSATION

A. SUMMARY COMPENSATION TABLE

The following table discloses U.S. Dollars compensation paid to or awarded to the Corporation's Chief Executive Officer and each of the other most highly paid executive officers of the Corporation whose total salary and bonus exceeded $67,000 (Cdn $100,000) (collectively, the "Named Executive Officers") for the last three most recently completed financial years of the Corporation. Specific aspects of the compensation of the Named Executive Officers are dealt with in further detail in subsequent tables.

                   Annual Compensation(1)         Long-Term Compensation
                                                 Awards            Payouts
                                                        Restricted
                                             Securities  Shares
                                    Other    Under        or               All
Name                                Annual   Options/  Restricted         Other
and                                 Compen-  SARs        Share     LTIP  Compen-
Principal    Year   Salary  Bonus   sation   Granted     Units    Payouts sation
Position            (US$)   (US$)    (US$)    (#)       (US$)      (US$)  (US$)
   (a)        (b)    (c)     (d)      (e)     (f)        (g)        (h)    (I)
_______________________________________________________________________________

Eugene A.    1999  150,000    -        -       -          -          -      -
Soltero      1998  160,000    -        -    300,000       -          -      -
Director,    1997  120,000    -        -     83,333       -          -      -
Chairman of
the Board,
Chief
Executive
Officer and
Chief
Financial
Officer(2)


James E.     1999  150,000    -        -       -          -         -      -
Hogue,       1998  160,000    -        -     300,000      -         -      -
Director,    1997  120,000    -        -      83,333      -         -      -
President and
Chief
Operating
Officer(3)

Peter Lucas, 1997  110,000    -       -         -         -         -      -
Senior Vice
President,
Chief
Financial
Officer(4)

Notes:

(1) Certain of the Corporation's executive officers receive personal benefits in addition to salary. The aggregate amount of these benefits, however, do not exceed the lesser of $50,000 or 10% of the total annual salary reported for the executives.
(2) Mr. Soltero resigned as a director and officer of the Corporation effective August 26, 1999.
(3) Mr. Hogue was replaced as the President and Chief Operating Officer by Jack E. Wheeler in September 1999.
(4) Mr. Lucas resigned as an officer of the Corporation effective April 15, 1997.

B. LONG-TERM INCENTIVE PLAN AWARDS (PERIOD ENDED JUNE 30, 1999)

The Corporation currently has no long-term incentive plans, other than stock options granted from time to time by the Board of Directors under the provisions of the Corporation's stock option plan and non-employee directors stock option plan.

C. OPTION/SAR GRANTS (PERIOD ENDED JUNE 30, 1999)

No options were granted to Named Executive Officers under the Corporation's stock option plan in fiscal year ended June 30, 1999.

D. AGGREGATED OPTION/SAR EXERCISES (PERIOD ENDED JUNE 30, 1999) AND FINANCIAL YEAR-END OPTION/SAR VALUES

The following table sets forth information regarding the value of unexercised options held by Named Executive Officers as of June 30, 1999.

                                                                Value of
                                                               Unexercised
                                                  Unexercised  in-the-Money
                                                  Options/SARs  Options/SARs
                    Securities    Aggregate       at FY-End     at FY-End
                    Acquired on    Value             (#)           ($)
                    Exercise      Realized        Exercisable/  Exercisable/
Name                   (#)          ($)           Unexercisable Unexercisable
(a)                    (b)          (c)              (d)           (e)
____________________________________________________________________________
Eugene A. Soltero       0            0             583,333/0       $0/$0

James E. Hogue          0            0             583,333/0       $0/$0


E. COMPENSATION OF DIRECTORS

Each director who is not an employee of the Corporation is paid $500 per meeting of the board of directors and $500 per committee meeting not held on the same date as a board meeting. Directors are permitted to accept shares in lieu of cash. Directors who are employees of the Corporation are not paid any extra compensation for service on the board or on committees.

No directors were compensated by the Corporation during the last financial year for services as consultants or experts, other than approximately $50,000 paid in legal fees to Weir & Foulds, Toronto; Mr. Wayne T. Egan, a current director of the Corporation, is a partner in said firm.

F. EMPLOYMENT AGREEMENTS

The Corporation does not have employment contracts with any of its executive officers.

G. INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors or senior officers of the Corporation or their respective associates or affiliates is indebted to the Corporation.

H. COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors met 8 times during the last fiscal year. The Board of Directors has an Audit Committee comprised of four members and a Compensation Committee comprised of three members. The Board of Directors as a whole acts as a Nominating Committee.

The Audit Committee includes all of the directors, and the Audit Committee met one time during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of the Corporation's internal auditors, considers comments made by the independent auditors with respect to the Corporation's internal control structure, and reviews internal accounting procedures and controls with the Corporation's financial and accounting staff.

The Compensation Committee met one time during the last fiscal year. The Compensation Committee administer the employee and directors stock option plans and recommends executive compensation to the Board of Directors.

All directors were present at the meetings of the Board of Directors in person or by written ratification.

I. FAMILY RELATIONSHIPS

There are no family relationships among the Corporation's directors or executive officers.

J. COMPLIANCE WITH  16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors, and persons beneficially owning more than 10% of the Corporation's stock to file initial reports of ownership and reports of changes in ownership with the United States Securities and Exchange Commission ("SEC") and with the Corporation. Except for events previously disclosed in its annual reports to the SEC on Form 10KSB for the years ended June 30, 1997 and 1998, the Corporation is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10% holder of the Common stock, which require the filing of any report pursuant to Section 16(a) of the Exchange Act that was not filed with the Corporation.

K. VOTING TRUSTS

Under the terms of a Voting Trust Agreement (the "Voting Agreement"), unaffiliated parties that transferred their interests in certain properties to the Corporation in 1995 in exchange for securities provided a power of attorney to Eugene A. Soltero and James E. Hogue to vote approximately 3.28 million common shares held by such property contributors for the election of directors until January 1, 2001. The Voting Agreement expires with respect to any of the shares of common stock transferred to an unaffiliated third party by such shareholder. The Corporation believes that as of June 30, 1999, approximately 1 million shares remain subject to the Voting Agreement.

Liviakis Financial Communications, Inc. ("LFC") and its affiliates have agreed that, with respect to any common shares acquired by them pursuant to the LFC Consulting Agreement with the Corporation, LFC will vote such shares until January 1, 2001 for directors nominated by Mr. Hogue and Mr. Soltero and certain other matters. Approximately 2,000,000 shares are currently subject to this voting rights covenant.

Pursuant to the terms of the definitive acquisition agreement, the four previous shareholders of Aspen Energy Corporation agreed, for a period of five years ending July 30, 2002, to vote their common shares for directors nominated by Messrs. Hogue and Soltero. Approximately 1,000,000 shares are currently subject to this voting covenant.

7. ORDINARY RESOLUTION - EXERCISE OF SPECIAL WARRANTS

The Corporation has entered into an agreement on September 16, 1999 (the "Purchase Agreement"), with an effective date of July 1, 1999,and included herewith as Exhibit A, pursuant to which it acquired 50% of the issued and outstanding shares of East Wood Equity Venture, Inc. ("East Wood"). The shareholders of East Wood who sold to the Corporation--and per cent of shares owned prior to closing of the acquisition--were Jack E. Wheeler ("Wheeler")-25%, Apollo Investments Limited ("Apollo")-6.3%, Stillwater Gas Production Inc. ("Stillwater")-6.2%, and Custer County Drillers Inc. ("Custer")-12.5%. The remaining holdings prior to closing include 18% held by Farrell Kahn, the father of director nominee Randall B. Kahn and 32% held by several smaller
shareholders, none of whom hold as much as 10%.   Exhibit B contains the
unaudited financial statements for East Wood for the period ended September 30, 1999. The audited financial statements as of December 31, 1998 are presented in Exhibit C for Crown Partners L.L.C. Minerals Division, the predecessor of East Wood, and Exhibit D is a proforma presentation of the financial statements of the Corporation as of June 30, 1999 as if the 50% of East Wood had been owned by the Corporation for the entire fiscal year. Exhibit E contains the unaudited financial statements of the Corporation, including its interest in East Wood for the three months ended September 30, 1999. Under the terms of the Purchase Agreement, the Corporation agreed to issue to the shareholders of East Wood 46,230,897 common shares. As a consequence of being subject to the rules of the Canadian Dealing Network and the Ontario Securities Commission, the Corporation is precluded from issuing more than 25 % of its outstanding common shares during any one year period without prior shareholder approval. However, because the Corporation was able to issue 25,000,000 shares at the time of the closing, pursuant to a prior approval from shareholders received at a special meeting held June 29, 1999, the parties agreed that the remaining securities would be issued in the form of Special Warrants. Each Special Warrant issued under the Purchase Agreement is exercisable, for no additional consideration, into one common share of the Corporation, but may only be exercised following additional shareholder approval. A total of 21,230,897 Special
Warrants were issued by the Corporation under the Purchase Agreement. The shareholders are being asked to approve the exercise of these Special Warrants, to complete the transaction by which the Corporation acquired 50% of the issued and outstanding shares of East Wood.

The following table of per share data is summarized from Exhibit D and is based upon the exchange ratio of shares in the transaction:

                                  East      Cotton
                                  Wood      Valley
                                June 30,  June 30,      Pro Forma
                                  1999      1999        Consolidated
                              ----------  ---------     ------------
Book value per share (primary) $    0.02  $    0.35     $       0.15
Book value per share (fully
 diluted                       $    0.21  $    0.48     $       0.32
Cash dividends per share
 (primary and fully diluted)   $    0.00  $    0.00     $       0.00
Net income (loss) per share
 from continuing operations:
         (primary)             $    0.00  $   (0.44)    $      (0.12)
         (fully diluted)       $    0.00  $   (0.36)    $      (0.10)


Under the terms of the Purchase Agreement, the Corporation acquired a 50% interest in East Wood for consideration equal to, upon exercise of the outstanding Special Warrants, 46,230,897 Common Shares, which were recorded on the books of the Corporation at a value of $5,895,840, or $0.1275 per share. This represents a 2% premium over the average of the three lowest closing bid prices on the OTC Bulletin Board for the 15-day trading period prior the effective date of $0.125 per share. This represented an acquisition of a 50% interest in a company which, according to a reserve report dated
September 2, 1999 for reserves effective as of July 1, 1999 ("Reserve Report") prepared by American Energy Advisors, Inc., had an estimated future net revenue value, discounted at 10%, of US$11,625,451. As a result of its evaluation of Eastwood, the Corporation issued the equivalent of 46,230,897 Common Shares to acquire a half interest in Eastwood. The Corporation believes that the Purchase Agreement to acquire 50% of the outstanding shares of East Wood benefits the Corporation's operations for the following reasons: (i) the Corporation's $40,000 per month losses will be offset by profits from East Wood's oil and gas production and reduced by spreading overhead over more activities; (ii) East Wood's 400 producing wells locations are more diverse, have more potential profit and will generate positive cash flows faster than the Corporation's proved undeveloped reserves; (iii) the closing of the first 50% interest in East Wood gives the Corporation leverage to acquire the remaining 50% during fiscal year 2000; (iv) the Corporation obtains the services of the East Wood management team, a group of seasoned, successful oil and gas executives; and (v) the Corporation will be more successful in raising working capital and investment capital for drilling additional wells to develop more reserves.

Beginning in September 1998, the Corporation undertook a comprehensive program directed toward merging with one or more small public or private corporations in response to deteriorating conditions in the U.S. petroleum industry. As part of that program, officers of the Corporation identified approximately 400 public energy corporations whose shares are traded over-the-counter on the Electronic Bulletin Board and/or on the Midwest, Boston, Pacific or Philadelphia Stock Exchanges. Public filings for all these companies were downloaded from the internet and reviewed by the Corporation against a list of merger criteria. The Corporation then sought direct contact with senior officers of the top fifty candidates, resulting in expressions of interest from about 40% of those contacted. Confidentiality agreements were executed with seven or eight of these companies and detailed data exchanged, resulting in several rounds of detailed negotiations, but no written offers or counter-offers.

During the same time period, the Corporation retained acquisition consultants to assist in locating other merger candidates. In addition, approximately 50 private and public company merger opportunities were brought to the attention of management by its outside directors, former directors, major shareholders, lawyers, institutional lenders, investor and public relations consultants, and its independent consulting engineers. Several of these opportunities were to merge with companies having principal focus in business areas outside the U.S. petroleum industry, including oil and gas in Eastern Europe, telecommunications, internet services, and aggregate rock. Confidentiality agreements were executed and mutual due diligence undertaken with eight to ten of these candidates, resulting in three firm written offers and two indications of offers for consideration by the Board of Directors. Two additional opportunities were attractive operationally to the Corporation, but negotiations and due diligence efforts were moving very slowly and decisions regarding these two were suspended while the Corporation focused on making a decision among the five active opportunities.

After careful consideration, the Corporation, in February 1998, entered into an agreement to merge with International Aggregate Corporation and National Resource Development Corporation, respectively, an affiliate and subsidiary of Regency Affiliates, Inc. ("Regency"), in a transaction where the management of Regency would take over management of the merged companies. The Regency companies own and operate approximately 100 million tons of aggregate rock which it markets locally in the Great Lakes area and for which it is in the process of developing national markets. The merger with the Regency companies was conditional upon the continued listing of the Corporation's common stock on the American Stock Exchange. Upon delisting in May 1999, Regency elected not to complete the merger under the terms of the merger agreement and offered a set of less favorable terms for consideration by the Corporation. The Corporation elected not to renegotiate, but to concentrate on East Wood, one of its earliest attractive candidates.

The Corporation was first introduced to East Wood's predecessor, Crown Partners L.L.C., Minerals Division ("Crown") in early 1997 upon completion of its acquisition of interests in the Alden (NE) Field, Caddo County, Oklahoma. Crown had a small interest in several of the wells the Corporation purchased and operated. In order to consolidate its operations in the field, the Corporation sought to purchase as much of the minority interest as it could before undertaking a reworking and development program, including the interests held by Crown. By late 1997 the Crown interest was purchased and the management of the Corporation and the management of Crown began to visit with each other on a regular basis to look at each other's activities and consider joint acquisitions of producing properties. As part of its merger program initiated in the fall of 1998, the Corporation started merger discussions with Crown, but Crown was in the middle of completing some producing property acquisitions of its own and had no additional management time to undertake the requisite due diligence effort. Crown also merged into, and took over, East Wood in early 1999. As it became obvious during April and May 1999 that the Corporation would be at high risk of being delisted from the American Stock Exchange and losing the Regency transaction, the management of the Corporation and the management of East Wood began detailed due diligence of each other. After the delisting came about, the Board of Directors determined that a merger with East Wood on the preliminary terms being discussed was preferable to renegotiating with Regency or pursuing one of the previous written offers.

The major concern of the Board of Directors was to arrive at a merger on terms no worse than fair to the shareholders of the Corporation, with an objective of arriving at a transaction with terms favorable to the Corporation's shareholders. Inasmuch as the management of the Corporation were large shareholders and had most of their personal net worth in their holdings, the management's objectives in a merger were aligned with the shareholders' objectives in seeking the highest possible value for the Corporation in a merger transaction. It was also clear from the beginning of the merger program that the highest value for the Corporation would be in a situation where the management of the merger candidate would be able to take control. So not only was the Board of Directors looking for good economic conditions relating to a transaction, it had to be concerned about the capabilities of the surviving management, and it concluded that a transaction with East Wood met the test and the Corporation entered into a letter of intent with Crown and the majority holders of East Wood for a merger of Crown into Cotton Valley during June 1999.

During the drafting of definitive merger documents, it became clear to the shareholders of East Wood that initial acquisition by the Corporation of all or a portion of East Wood would be preferable to merger of all or part of Crown into the Corporation. Accordingly, the Corporation evaluated East Wood for merger with the Corporation. A merger of a public company and a private company presents interesting evaluation problems. On the one hand, the share price in the public market indicates the value by market capitalization of the public company, and valuation by an independent appraiser of "fair market value" could indicate the value of the private company. This could provide an excellent foundation for a "fairness opinion" by an investment banker. However, during the summer of 1999, oil prices were at their lowest (adjusted for inflation) since the Depression and the market for oil and gas property acquisitions was in disarray. The Corporation's reserves report by independent engineers had been most recently completed as of June 30, 1998 and East Wood's reserves report by independent engineers had been most recently completed in December 1998 and March 1999. In addition to the timing differences, the Corporation's report contained both "proved developed" and "proved undeveloped" reserves while the East Wood reports were only for Crown and contained only "proved developed" reserves.

The management of the Corporation and East Wood determined that the fairest method of combination would be based upon analysis of the relative present values of the proved developed reserves of the two companies, adjusted for balance sheet items to be remaining at closing, and providing the shareholders of the Corporation a negotiated premium for being a public company.

Comparing the present value (using a negotiated price schedule) of 100% of the developed reserves, adjusted for retained balance sheet items, the companies arrived at figures which indicated East Wood to have a present value more than ten times that of the Corporation. This would mean a merger of the two companies would result in the Corporation's shareholders retaining 10% of the combined companies and the East Wood shareholders retaining 90%. In order to compensate the Corporation's shareholders for being public and to partially offset the uncertainties associated with East Wood's undrilled locations, the companies negotiated an exchange ratio of 27% to the Corporation's shareholders and 73% to the shareholders of East Wood, subject to the following conditions: (i) the Corporation's elimination of approximately $1,800,000 of liabilities through the issuance of common shares prior to closing; and (ii) completion of engineering reports by an acceptable third party engineer as of June 30, 1999 and or July 1, 1999 to confirm present values of Corporation's proved reserves and East Wood's proved developed reserves as of those dates. The first requirement was satisfied by the Corporation though the issuance of a total of approximately 8.2 million common shares at an average price of $0.22 per share to pay and/or satisfy approximately $1.8 million of liabilities. The second was satisfied by the completion of engineering reports by AEA, as described in this Circular and in the Annual Report. A fairness opinion from a financial advisor was not solicited due the use of an independent petroleum engineering firm for confirmation of reserves used in the allocation calculations.

Upon completion of the conditions precedent, holders of 50% of East Wood, including Mr. Farrell Kahn, elected not to participate in the closing. The Corporation elected to complete the transaction for 50% who were willing to close at that time and assume management control of the Corporation. The non selling shareholders have orally informed the Corporation that they intend to negotiate the sale of their 50% interest in East Wood to the Corporation once the annual and special meeting is over and the shareholders have approved all the resolutions contained in this Circular. There can be no assurance that the Corporation will be successful in obtaining any portion of the outstanding interest in East Wood at all, or if attained, on the same or better terms than the initial 50%.

It was contemplated by all parties to the Purchase Agreement, that the Corporation would promptly ask the shareholders for authorization of additional common shares to effect the exercise of the Special Warrants. It is the belief of the Corporation that the principal reason the non-selling shareholders elected not to participate in the Purchase Agreement was because the Corporation was unwilling to provide recission or financial guarantees that the Corporation's shareholders would approve the authorization with respect to any Special Warrants they might have received in the proposed transaction.

The exercise of the Special Warrants will dilute the voting, but not the equity, interests of all shareholders of the Corporation. This comes about because the accounting treatment considers the Special Warrants a form of non-voting equity. If the conversion of the warrants is approved, the current shareholders will hold approximately 74% of the voting rights of the Corporation and the holders of the common shares received in exchange for the Special Warrants will hold approximately 26% of the voting rights. If the exercise of the Special Warrants is not approved, there will be no adverse consequences under the terms of the Purchase Agreement. However, in that case the Corporation believes that it would lose access to acquire the remaining 50% interest in East Wood.

The acquisition of the 50% interest in East Wood under the Purchase Agreement is accounted for a purchase, and there are no U.S. federal income tax consequences as a result of the acquisition, being an acquisition of a 50% interest in a corporate entity in exchange for the issuance by the Corporation of common shares for value.

The Corporation's shares are quoted for trading through the facilities of The Canadian Dealing Network ("CDN") in Toronto, Canada, and on the OTC Bulletin Board ("OTCBB") in the United States. During 1999, trading has been active on the OTCBB and very inactive on CDN, where there are weeks without a single trade on CDN. Therefore the Corporation feels that any presentation of CDN trading or price data is insignificant and would be misleading to its shareholders and only presents data from the OTCBB. In conjunction with the transaction, the Corporation sought and received approval from CDN for the issuance of 25,000,000 shares pursuant to the terms of the Purchase Agreement and the issuance of the 21,230,897 Special Warrants. In addition, the Corporation received confirmation from the Ontario Securities Commission that the properties of East Wood as described in the Reserve Report represented a property of determinate value, and thus could be utilized for the issuance of the securities by the Corporation under the terms of the Purchase Agreement, in compliance with relevant regulatory policies. During the 45 days preceding the date on which the Purchase Agreement was completed, the shares of the Corporation did not trade on CDN. The trading price of the common shares could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of drilling results by the Company and other events or factors. In addition, the U.S. stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Corporation's securities.

The following table sets forth the high and low transaction information for the common shares of the Corporation in U.S. currency as reported on the Electronic OTC Bulletin Board since June 2, 1999.

                                      High        Low

June 2 - June 30, 1999               US$0.31     US$0.13
July 1 - September 23, 1999          US$0.55     US$0.09

There are no past, present or proposed contracts between the parties involved in the transaction under the Purchase Agreement. On September 22, 1999, the day before the announcement of the signing of the Purchase Agreement, the Corporation's high and low prices for transactions on the Electronic OTC Bulletin Board were $0.2656 and $0.2344, respectively. Representatives
Of the principal accountants for the current year and the most recently Completed fiscal year are expected to either be at the Meeting or will be available by telephone to respond to appropriate questions.

Following closing of the transaction under the Purchase Agreement, Mr. Jack E. Wheeler, through his acquisition of 20,000,000 common shares of the Corporation, acquired control of the Corporation. Mr. Wheeler holds approximately 24.8% of the issued and outstanding common shares of the Corporation, assuming exercise of the 21,230,897 outstanding Special Warrants. As the shares acquired by Mr. Wheeler were issued from the Corporation's treasury, he did not acquire control from another person.

To be approved, the ordinary resolution must be passed by a majority of the votes cast by the "disinterested" shareholders at the Meeting in respect of this resolution, where the "disinterested" shareholders are defined as those shareholders who do not directly, indirectly or beneficially own any Special Warrants. Unless otherwise specified, the persons name in the enclosed form of Proxy will vote FOR the resolution attached to this Circular as Schedule "1".

No holders of the Special Warrants, or any affiliates thereof, will vote any common shares held by such persons in the Corporation in respect of this matter at the Meeting.

8. INFORMATION ABOUT COTTON VALLEY RESOURCES CORPORATION

General

The Corporation's annual report to the Securities and Exchange Commission on Form 10-KSB for the year end June 30, 1999 (the "Annual Report") is enclosed herewith. The Annual Report should be read in conjunction with this Circular. The audited financial statements of the Corporation for same period are included in the Annual Report. The information which follows summarizes and updates information provided in the Annual Report.

Cotton Valley Resources Corporation (referred to herein as either "Cotton Valley" or the "Corporation") is a development stage independent energy company engaged in the exploration and development, acquisition and operation of oil and gas properties with a geographic focus in major oil and gas producing regions in the United States. The Corporation was incorporated in the Province of Ontario, Canada, originally as Cotton Valley Energy Limited, on February 15, 1995. From its inception through June 30, 1999, the Corporation has been engaged principally in organization and capitalization activities and has not generated material net revenues from operations.

On June 30, 1995 in a one-for-one share and warrant exchange, the Corporation acquired all the issued and outstanding shares of Cotton Valley Energy Corporation ("CV Energy"), a Nevada corporation. On June 14, 1996, the Corporation completed an amalgamation with Arjon Enterprises, Inc. ("Arjon"), a Province of Ontario, Canada corporation. As a result of the Arjon amalgamation, the Corporation's name was changed to Cotton Valley Resources Corporation and its common shares began trading through The Canadian Dealing Network. Arjon was a public Canadian company formed more than 50 years ago to operate a gold mine. At the time of the amalgamation, Arjon had not engaged in business for more than 25 years, it had no material liabilities, and its only asset was a Cotton Valley Energy Limited debenture in the amount of $146,300. The shareholders of Arjon received 686,551 shares of Common Stock in the amalgamation. On April 30, 1996, the Corporation organized Cotton
Valley Operating Corporation, a Texas corporation ("CV Operating") to operate the Corporation's oil and gas properties. The Corporation on February 25, 1997, organized Cotton Valley Energy, Inc., an Oklahoma corporation ("CVEI") to acquire and operate the N.E. Alden Field properties in Caddo County, Oklahoma. CVEI commenced operations on March 3, 1997. Aspen Energy Corporation, a
Nevada corporation ("Aspen"), was an inactive subsidiary of the Corporation, formed on May 1, 1996, which was used to accommodate the merger of Aspen
Energy Corporation, a New Mexico corporation ("Old Aspen") into Aspen on July 31, 1997. The principal asset of Old Aspen was its interest in the Means Unit in Andrews County, Texas (the "Means Unit"). On May 27, 1998,
Aspen organized Cotton Valley Means, Inc. as a Texas corporation ("CV Means") and transferred all of its interest in the Means Unit to CV Means to facilitate a $10 million financing relating to the development of this property. In addition to CV Energy, CV Operating, CVEI, Aspen and CV Means, the
Corporation recently organized Mustang Well Servicing Corporation, a Nevada corporation ("Mustang Well Servicing"), Mustang Oilfield Equipment Corporation, a Nevada corporation ("Mustang Equipment"), and Mustang Horizontal Services, Inc., a Nevada corporation ("Mustang Horizontal") (collectively, the "Mustang Service Companies"). All of the Corporation's subsidiaries are wholly owned by the Corporation, except for CV Means, which is a wholly-owned subsidiary of Aspen. During December 1997 the Corporation sold $4.32 million of its 7% secured convertible debentures (the "Convertible Debentures") to a group of nine investors (the "Holders"). Approximately $1.5 million of the proceeds were used to purchase oilfield service equipment for the Mustang Service Companies. See "Certain Relationships and Related Transactions."

Restructuring.

During the fiscal year 1999, the Corporation experienced a severe cash flow shortage as a result of the steep decline in oil and gas prices as well as the significant reduction in demand for oilfield equipment and services. The Corporation was also unable to complete the effectiveness of a registration statement under the United States Securities and Exchange Act of 1933
(the "Exchange Act") for the securities underlying the Convertible Debentures and remained, for much of the fiscal year, in default under the terms of the Convertible Debentures. In response to these conditions, the Corporation, during the first fiscal quarter, ceased operations at Mustang Well Servicing Corporation and Mustang Horizontal Services, Inc. and severely cut back new business at Mustang Oilfield Equipment Corporation. The water flood development project at the Means Unit was postponed and work over and development activities at the other properties were indefinitely suspended. The Means Unit waterflood development project consists of reworking old wells and drilling new wells in an existing field such that water can be injected in half the total wells to increase reservoir pressure and oil mobility to increase total field oil production from the remaining wells. Staff was reduced from over 40 employees to two field employees on payroll plus two officers who worked throughout the year for deferred salaries. During January through April 1999 the Corporation entered into agreements with over fifty vendors to whom it owed more than $750,000 to eliminate the debt through the issuance of common shares. As of June 30,1999, the Corporation had issued 4,000,000 common shares at $0.25 per share reflecting the reduction of approximately $785,000 of liabilities and providing a reserve for the reduction of another $215,000 of liabilities. The common shares reflecting the $215,000 reserve were placed in escrow for the benefit of vendors in negotiation with the Corporation who had not completed negotiations as of June 30, 1999. As of December 1, 1999, vendors holding approximately $25,000 of additional receivables of the Corporation had completed the relevant agreements, leaving $180,000 of shares remaining in escrow. Any shares remaining in escrow on December 31, 1999 (unless such date is extended by the Corporation) will be returned to the treasury of the Corporation and canceled.

On March 26, 1999 the Corporation assigned to the holders (the "Holders") of its then outstanding $4.22 million of Convertible Debentures, assets (the "Transferred Assets") having a book value of approximately $11 million in exchange for a release from all obligations, including repayment and/or conversion, under the Convertible Debentures. The transferred assets included:
(A) two well servicing rigs and related equipment; (B) horizontal drilling tools and related equipment; (C) pickup trucks and other transportation equipment; (D) 100% of the Corporation's oil and gas leasehold interests in: (i) the Alden
(NE) Field, Caddo County, Oklahoma; (ii) two Mabry wells in Latimer County, Oklahoma; and (iii) one well in East Texas; and (E) 80% of the Corporation's interest in oil and gas leases in the Cheneyboro Field, Navarro County, Texas. The obligations under the Convertible Debentures were assumed by Mustang Well Servicing Corporation ("MWSC") and the Corporation's ownership interest in MWSC was transferred to Pinnacle Reef Limited Partnership, an inactive Nevada limited partnership having no other liabilities or assets. Although the Holders released the Corporation and its remaining subsidiaries from any obligations under the Convertible Debentures, the Convertible Debentures were not canceled, but remain in force and effect so that the Holders can retain their priority statutory liens on the Transferred Assets until they are all sold.

Pursuant to an agreement for conveyances in lieu of foreclosure between the Corporation, its subsidiaries and the holders of the Convertible Debentures, the Corporation is entitled to receive back any remaining Transferred Assets or cash from their sale once the Convertible Debentures are repaid. The repayment amount includes the outstanding principal of $4.22 million plus interest and certain expenses, less revenues received by the Holders from the Transferred Assets before being sold and less 50% of the proceeds from sales of approximately 1.9 million common shares previously issued the Holders in payment of interest and waiver fees. In connection with the transaction the Corporation has recorded a pre-tax loss on disposition of assets of $9,807,576. The Corporation is unable to quantify the amount of the contingent receivable.

During August 1999 the Corporation organized a Texas corporation Aspen Energy Group, Inc ("AEG") as a wholly-owned subsidiary. On September 16, 1999 the Corporation, partially through AEG, entered into an agreement to acquire 50% of the outstanding equity shares of East Wood Equity Ventures, Inc. ("East Wood"), in exchange for the Corporation issuing 25 million common shares, 21.2 million Special Warrants (each exercisable for one share upon approval by shareholders). The parties met all the conditions required for closing and received approval of the terms of the transaction from The Canadian Dealing Network and the Ontario Securities Commission. On September 17, 1999 the officers of the Corporation resigned and the officers of East Wood were elected officers of the Corporation. One of the conditions of the negotiations between the Corporation and East Wood was change in management control of the Corporation. Based on the relative values of 27% for the Corporation's shareholders and 36.5% for the 50% of East Wood being acquired, it was reasonable for East Wood management to be in control.

Risk Factors

Limited Operating History; Capital Intensive Business; Need for Additional Funds. From its inception in February 1995 through June 30, 1999, the Corporation was engaged principally in organization and capitalization activities and did not generate material net revenues from operations. The Corporation's business is highly capital intensive requiring continuous development and acquisition of oil and gas reserves. In addition, capital is required to operate and expand the Corporation's oil field operations and purchase equipment. At June 30, 1999, the Corporation had a working capital deficit of approximately $2.1 million. The Corporation anticipates, based on its currently proposed plans and assumptions relating to its operations, including proceeds from the exercise of outstanding warrants, and proceeds from the private offerings of debt and equity securities, together with cash expected to be generated from operations, that it will be able to meet its cash requirements for at least the next 12 months. However, if such plans or assumptions change or prove to be inaccurate, the Corporation could be required to seek additional financing sooner than currently anticipated. Although the Corporation is currently negotiating with private investors and lenders with respect to additional financing, the Corporation has no commitments to obtain any additional debt or equity financing ana there can be no assurance that additional funds will be available, when required, on terms favourable to the Corporation. Any future issuances of equity securities would likely result in dilution to the Corporation's then existing shareholders while the incurring of additional indebtedness would result in increased interest expense and debt service changes.

History of Losses. The Corporation incurred losses before income tax benefits of $1,298,278 and $13,324,086 for the fiscal years ended June 30,1998 and 1999, respectively. The Corporation's accumulated deficit as of June 30, 1999 was $15,078,841. The Corporation does not have a bank line of credit. The Corporation has funded its operating losses, acquisitions and expansion costs primarily through a combination of private offerings of debt and equity securities, and proceeds from the exercise of options and warrants. The success of the Corporation in obtaining the necessary capital resources to fund future costs associated with its operations and expansion plans is dependent upon the Corporation's ability to: (i) integrate the acquisition of East Wood; (ii) obtain the exercise of outstanding warrants; and (iii) obtain asset based commercial financing. However, even if the Corporation achieves some success with its plans, there can be no assurance that it will be able to generate sufficient revenues to achieve significant profitable operations or fund its expansion and acquisition plans.

Significant Capital Expenditures Necessary for Undeveloped Properties.
A significant portion of the Corporation's oil and gas reserves are classified as Proved Undeveloped Reserves, meaning very little production currently exists. Recovery of the Corporation's Proved Undeveloped Reserves will require significant capital expenditures. Management estimates that aggregate capital expenditures of approximately $6 million will be required to fully develop these reserves, of which $2 million is expected to be incurred during the next twelve months. No assurance can be given that the Corporation's estimates of capital expenditures will prove accurate, that its financing sources will be sufficient to fully fund its planned development activities or that development activities will be either successful or in accordance with the Corporation's schedule. Additionally, any significant decrease in oil and gas prices or any significant increase in the cost of development could result in a significant reduction in the number of wells drilled and/or reworked. No assurance can be given that any wells will produce oil or gas in commercially profitable quantities.

No Assurance of Additional Financing. Development of the Corporation's properties will require additional capital resources. Although the Corporation is presently negotiating with private lenders and investors with respect to sources of additional financing, the Corporation has no commitments to obtain any additional debt or equity financing and there can be no assurance that additional financing will be available, when required, on favourable terms to the Corporation. The inability to obtain additional financing would have a material adverse effect on the Corporation, including requiring the Corporation to curtail significantly its oil and gas acquisition and development plans or farm-out development of its properties. Any additional financing may involve substantial dilution to the interests of the Corporation's shareholders at that time.

Exploration and Development Risks; Waterflood Projects. The Corporation intends to increase its development and, to a lesser extent, exploration activities. Exploration drilling and, to a lesser extent, development drilling of oil and gas reserves involve a high degree of risk that no commercial production will be obtained and/or that production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often-uncertain. The Corporation's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

There are certain risks associated with secondary recovery operations, especially the use of waterflooding techniques, and drilling activities in general. Part of the Corporation's inventory of development prospects consists of waterflood projects. Waterflooding involves significant capital expenditures and uncertainty as to the total amount of secondary reserves that can be recovered. In waterflood operations, there is generally a delay between the initiation of water injection into a formation containing hydrocarbons and any increase in production that may result. The operating cost per unit of production of waterflood projects is generally higher during the initial phases of such projects due to the purchase of injection water and related costs, as well as during the later stages of the life of the project as production declines. The degree of success, if any, of any secondary recovery program depends on a large number of factors, including the porosity of the formation, the technique used and the location of injector wells.

Volatility of Oil and Gas Prices. The Corporation's revenues, profitability and the carrying value of its oil and gas properties are substantially dependent upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. The Corporation's ability to maintain or increase its borrowing capacity, to repay current or future indebtedness, and to obtain additional capital on favourable terms is also substantially dependent upon oil and gas prices. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to:
(i) relatively minor changes in the supply of, and demand for, oil and gas; (ii) market uncertainty; and (iii)a variety of additional factors, all of which are beyond the Corporation's control. These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Furthermore, the marketability of the Corporation's production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect the Corporation's ability to market its production through such systems, pipelines or facilities. Substantially all of the Corporation's gas production is currently sold to gas marketing firms or end users either on the spot market on a month-to-month basis at prevailing spot market prices or under long-term contracts based on current spot market prices. The Corporation normally sells its oil under month-to-month contracts with a variety of purchasers. Accordingly, the Corporation's oil and gas sales expose it to the commodities risks associated with changes in market prices.

Uncertainty of Estimates of Reserves and Future Net Cash Flows. The Corporation's Annual Report contains estimates of the Corporation's oil and gas reserves and the future net cash flows from those reserves, which have been prepared or audited by certain independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of reserves of oil and gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond the Corporation's control. The reserve estimates in the Corporation's Annual Report are based on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in the Corporation's Annual Report. Additionally, the Corporation's reserves may be subject to downward or upward revision base upon actual production performance, results of future development and exploration, prevailing oil and gas prices and other factors, many of which are beyond the Corporation's control.

The present value of future net reserves discounted at 10% (the "PV-10") of Proved Reserves referred to in the Corporation's Annual Report should not be construed as the current market value of the estimated Proved Reserves of oil and gas attributable to the Corporation's properties. In accordance with applicable requirements of the SEC, the estimated discounted future net cashflows from Proved Reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by: (i) the timing of both production and related expenses; (ii)changes in consumption levels; and (iii) governmental regulations or taxation. In addition, the calculation of the present value of the future net cash flows using a 10% discount as required by the SEC is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Corporation's reserves or the oil and gas industry in general. Furthermore, the Corporation's reserves may be subject to downward or upward revision based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

Under full cost accounting, the Corporation would be required to take a non-cash charge against earnings, to the extent capitalized costs of acquisition, exploration and development (net of depletion and depreciation), less deferred income taxes, exceed the PV-10 of its Proved Reserves and the lower of cost or fair value of unproved properties after income tax effects.

              Certain Relationships and Related Transactions

In February 1995, the Corporation issued a total of 560,001 shares of Common Stock to the wives of Eugene A. Soltero, then Chairman of the Board and Chief Executive Officer, and James E. Hogue, then President and Chief Operating Officer, for pre-incorporation services valued at $1,401. Shortly after incorporation, the Corporation issued 2,100,000 special shares to family partnerships of Messrs. Soltero and Hogue which were substantially exchanged for 1,440,000 shares of Common Stock of the Corporation valued at $5,832.

In December 1995, the Corporation issued 80,000 shares of Common Stock to each of Messrs. Soltero and Hogue for pre-incorporation services valued at $0.04 per share. Additionally, since June 14, 1996, the Corporation has granted to each of Messrs. Soltero and Hogue warrants to purchase 83,333 shares of Common Stock at $0.73 per share and employee options to purchase 500,000 shares at prices ranging from $1.65 to $1.83 per share.

During the fiscal years ended June 30, 1996 and 1995, the Corporation paid management fees to two family corporations controlled by Messrs. Soltero and Hogue aggregating $160,000 and $50,000, respectively, in lieu of salaries, In addition, the Corporation has received advances from these two companies which totalled $139,710 at June 30, 1997. As of June 30, 1998, $119,710 of the
advances remained outstanding. During fiscal year 1999 Messrs Soltero and Hogue paid their own travel, out of pocket and office supply expenses on behalf of the Corporation in the amount of $80,920, which were advanced by their family corporations. The advances were unsecured, without interest and repayable directly back to the two family corporations. During August 1999 the two corporations were paid a total of 1,250,000 common shares priced at $0.16 per share in settlement of the aggregate of $400,000 owed to the two family corporations.

During each of the years ended June 30, 1999, 1998 and 1997, the Corporation paid to Weir & Foulds more than $50,000 in legal fees. Most of the legal services were provided by Richard J. Lachcik and Wayne T. Egan, respectively, former director and director of the Corporation, who both at the time were members of Weir & Foulds. Messrs. Lachcik and Egan each received in fiscal year 1997 options to purchase 50,000 common shares at $1.83 per share. The Corporation believes that the legal fees it pays to Weir & Foulds are comparable to legal fees charged by unaffiliated law firms.

In November 1996, the Corporation entered into a consulting agreement (the "LFC Consulting Agreement") with Liviakis Financial Communications, Inc., a California corporation ("LFC"). Under the terms of the LFC Consulting Agreement, LFC was retained to assist and consult with the Corporation in matters concerning corporate finance and to represent the Corporation in investor communications and public relations with existing shareholders, brokers and other investment professionals. As consideration for LFC undertaking the engagement, the Corporation issued and delivered to LFC an aggregate of 1,490,000 common shares as non-forfeitable compensation. The stock issuance was recorded at $1,087,800 based on the Corporation's stock price at the date of the LFC Consulting Agreement. The non-forfeitable compensation was a risk taken by the Corporation in that the Corporation had specifically agreed not to seek return of any of the common shares in the event LFC did not perform its duties under the agreement. LFC did, however, perform its duties under its agreement.

In connection with LFC undertaking the consulting engagement, the Corporation sold to LFC and Robert B. Prag, an affiliate of LFC, an aggregate of 500,000 units (the "Units") for $375,000 or $0.75 per Unit. Each Unit consisted of one common share and one stock purchase warrant("LFC Warrant") which entitled the holder thereof to purchase a common share at an exercise price of $0.80 through November 7, 2001. The estimated value of the LFC Warrants of $199,000 was recorded as an expense. The LFC Consulting Agreement provided that any common shares received by LFC and its affiliate under the LFC Consulting Agreement, either directly or indirectly through the exercise of warrants, shall be voted in accordance with the terms and conditions of the voting rights covenant contained therein. The LFC Consulting Agreement expired on January 2, 1998.

As further compensation to LFC, the Corporation agreed to pay LFC a fee in the event that LFC introduces the Corporation, or its nominees, to a lender or equity purchaser, not already having a pre-existing relationship with the Corporation and such financing is ultimately consummated. In connection with the sale by the Corporation of its Convertible Debentures in December 1997, LFC received a cash fee of $108,000. Additionally, in December 1997, the Corporation agreed to issue to LFC warrants to purchase 100,000 shares of Common Stock exercisable at $3.50 per share until December 31, 2000 (the "LFC Mustang Warrants") as additional compensation for LFC's assistance to the Corporation in completing acquisitions and other financings during calendar 1997. LFC directed the Corporation to issue 25,000 of the Mustang Warrants to Robert B. Prag, an officer of LFC.

On June 24, 1997, the Corporation issued to LFC a 9% Convertible Secured Promissory Note (the "LFC Note") for a $579,000 loan. On December 3, 1997, the Corporation repaid $479,000 of the principal amount of the LFC Note and accrued interest. LFC converted the remaining principal amount of $100,000 into 60,000 common shares ($1.67 per share). As additional consideration for the loan, the Corporation issued to LFC warrants (the "Liviakis Warrants") expiring April 3, 2002 to purchase 161,351 common shares at an exercise price of $2.08 per share. Leon A. Romero, Senior Vice President, Chief Financial Officer and a director of the Corporation received 977,771 net common shares from the Corporation in July 1997 as a result of the Aspen Acquisition. Mr. Romero was one of the selling shareholders of Old Aspen.

The transactions described in this section were ratified by a majority of the Corporation's independent directors who did not have an interest in the transactions and who had access, at the Corporation's expense, to available material information and to the Corporation's independent counsel.

Any future transactions between the Corporation and its affiliates will be approved by a majority of disinterested directors and will be on terms no less favourable to the Corporation than those which could be obtained from unrelated third parties. Any forgiveness of loans must be approved by a majority of the Corporation's independent directors who do not have an interest in the transactions and who have access, at the Corporation's expense, to either the Corporation's or their own independent legal counsel.

For further details concerning the business of East Wood, please see "East Wood Equity Venture, Inc." below.

9.  ACQUISITION OF 50% OF EAST WOOD EQUITY VENTURE, INC.

In order to provide the shareholders of the Corporation with sufficient information to evaluate the resolution authorizing the exercise of the Special arrants issued under the Purchase Agreement, management of the Corporation has prepared the following description of the principal business and undertaking of East Wood Equity Venture, Inc.


10.   INFORMATION ABOUT EAST WOOD EQUITY VENTURE, INC.

General

East Wood Equity Venture, Inc. ("East Wood") was formed under the laws of the State of Colorado by a Statement of Merger merging Crown Partners, LLC., Minerals Division ("Crown Partners") with East Wood Equity Venture, Inc. effective on January 2, 1999. The registered office of East Wood is located at 122 E. Reds Road, P.O. Box 7665, Aspen, Colorado 81611 and the principal executive office is located at 3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102.

Prior to the merger, East Wood was a private company which merged with Crown Partners, a company active in the oil and gas industry. References to East Wood include, especially with regard to the business of East Wood, the business previously carried on principally by Crown Partners.

Business of East Wood and Description of East Wood Properties

East Wood operates in the oil and gas industry in various states throughout the United States and owns interests in approximately 400 producing oil and gas properties located in Alabama, Arkansas, California, Louisiana, Mississippi, Montana, Oklahoma, Texas and Wyoming (collectively, the "East Wood Properties"). East Wood owns a working interest in the majority of these wells, however, it does have a mineral owner royalty interest in 8 wells and an overriding royalty interest in 79 wells. The main concentration of properties is in Oklahoma with 337 wells and Texas with 30 wells. Working interests derive from oil and gas leasehold estates and carry the obligation to bear costs incurred in drilling and production. Overriding royalty interests derive from the oil and gas leasehold estates and carry no obligation to bear any costs in drilling and production. Mineral owner royalty interests derive from the mineral estates, are perpetual unless limited by contract when sold, and have no cost burden. Working interests and overriding royalty interests terminate when the related leasehold estates are terminated, which is usually the latter of the expiration of primary term or cessation of production of oil and gas in commercial quantities.

Approximately 81% of the East Wood Properties are gas wells while the remaining 19% are oil wells. East Wood has working interests and royalty interests ranging from less than 1% to 43% in wells ranging in depths from 5,200' to 23,650'.

East Wood has a very active development program and participates in an average of 15 to 20 wells per year. Based on the most recent reserve reports, East Wood's interest in the East Wood Properties have undiscounted estimated proved net reserves of 290,950 barrels of oil and condensate and 11,858,677 Mcf gas.

Competition

Competition in the oil and gas industry is intense generally. East Wood believes that price is the determinative factor in competition for drilling prospects, equipment and labor. Major and independent oil and gas companies and syndicates actively bid for desirable oil and gas properties and equipment and labor required to operate and develop them. Many of East Wood's competitors have substantially greater financial resources and exploration and development budgets than those of East Wood. East Wood, however, is a joint interest owner with several major oil companies and large independent producers. With its large inventory, East Wood expects little difficulty in competing for future drilling prospects.

Markets

General. Oil and gas operating revenues are highly dependent upon prices and demand for oil and gas. Numerous factors beyond East Wood's control can impact the prices of its oil and gas. Decreases in oil and gas prices would have an adverse effect on East Wood's proved reserves, revenues, profitability and cash flow.

East Wood has not engaged in any crude oil and gas price swaps or other hedging transactions to reduce its exposure to price fluctuations. However East Wood will from time to time make forward sales of gas for periods of up to six months at fixed prices. East Wood may also, however, engage in other similar transactions from time to time as its management deems advisable.

Gas Sales. During the nine months ended September 30, 1999, the Company sold its gas to multiple purchasers, one of which accounted for more than 10% of total oil and gas sales, Aurora Natural Gas, L.L.C., at 26% of total oil and gas sales.

Oil Sales. East Wood sells its oil production under short-term arrangements at prices no less than the purchaser's posted prices for the respective areas less standard deductions. Management believes that numerous buyers are available for East Wood's oil. During fiscal year 1999, the Company sold its oil to multiple purchasers, no single one of which accounted for more than 10% of total oil and gas sales.

Regulation

Oil and gas exploration, production and related operations are heavily regulated by federal and state authorities. Failure to comply with applicable law can result in substantial penalties. The cost of regulatory compliance will increase East Wood's cost of doing business and affect its profitability. Regulation of oil and gas activities has changed many times. Consequently, East Wood is unable to predict the future cost or impact of complying with such laws. The primary states where East Wood has production require drilling permits and bonds and operating reports and impose other burdens relating to oil and gas exploration and production. Most of these states also require conservation measures, including pooling of oil and gas properties, establishing maximum production rates from oil and gas wells, and spacing, plugging and abandoning wells. In some cases state laws limit the rate at which oil and gas can be produced from East Wood's properties.

The transportation and sale of gas in interstate commerce is regulated by United States law and the Federal Energy Regulatory Commission.

Operating Hazards and Uninsured Risks

The acquisition, development, exploration for, and production, transportation and storage of, crude oil, gas liquids and gas involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. East Wood's operations are subject to all of the risks normally incident to drilling gas and oil wells, operating and developing gas and oil properties, transporting, processing, and storing gas, including encountering unexpected formations or pressures, premature reservoir declines, blow-outs, equipment failures and other accidents, craterings, sour gas releases, uncontrollable flows of oil, gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. Oil production requires high levels of investment and has particular economic risks, such as retaining wall failure, fires, explosions, gaseous leaks, spills and migration of harmful substances, any of which can cause personal injury, damage to property, equipment and the environment, and result in the interruption of operations. East Wood is also subject to deliverability uncertainties related to the proximity of its reserves to pipeline and processing facilities and the inability to secure space on pipelines that deliver oil and gas to commercial markets. Although East Wood maintains insurance in accordance with customary industry practice, it is not fully insured against all of these risks, nor are all such risks insurable. Losses resulting from the occurrence of these risks could have a material adverse impact on East Wood.

Employees

At December 1, 1999, East Wood had 4 part-time management and two full-time administrative employees. East Wood has experienced no work stoppages and management considers its relations with employees to be good. East Wood uses contract services in its field operations and employs independent consultants, as needed, to evaluate prospects, reserves and other oil and gas assets for potential acquisitions.

Research and Development

East Wood does not conduct any research and development studies.

Facilities

East Wood occupies approximately 6,000 square feet of office space on a sharing basis with Cotton Valley at 100 North Broadway, Suite 3300, Oklahoma City, OK 73102 under a five-year lease that expires on September 30, 2004. Monthly basic rent is $4,000 for East Wood's share.

Legal Proceedings

East Wood is not a party to any legal proceedings and has received no notice or claim which might lead to any legal proceeding, except those regulatory proceedings relating to oil and gas drilling and production which are normal for its day-to-day business and which in the aggregate, if decided against East Wood, would not have a material adverse effect on the financial performance of East Wood.

Estimate of Proved Developed Oil and Gas Reserves

Pursuant to a report (the "Report") dated September 2, 1999 from American Energy Advisors, Inc. ("AEA"), the proved developed reserves and future revenues attributable to East Wood's interest in the East Wood Properties have been quantified. AEA prepared the Report, signed by Kendell V. Tholstrom, P.Eng., and Stephen A. Lieberman, P.E. of AEA. Mr. Tholstrom is a graduate of the Montana School of Mines (1968) and also has a Bachelor of Science degree in Petroleum Engineering and a Masters of Science in Petroleum Engineering from the Montana School of Mines (1970). He is a registered professional engineer in Colorado (Registration No. 23120) since 1985. Mr. Lieberman received a B.Sc. degree in Petroleum and Natural Gas Engineering from Pennsylvania State University in June 1974. He is a member of the Society of Petroleum Engineers. AEA were selected to issue the Report based primarily on their qualification to issue qualifying reserve reports for both U.S. and Canadian oil and gas properties. No material relationship previously existed between East Wood and AEA prior to this Report. The proved developed reserves in the Report were estimated pursuant to the guidelines of the United States Securities and Exchange Commission, using constant prices effective as of July 1, 1999.
The summary of the proved developed reserves and future revenue net to East Wood's interests in the East Wood Properties as at July 1, 1999 are estimated as follows:


                                 ESTIMATED                  ESTIMATED
CONSTANT PRICES              NET RESERVES            FUTURE NEW REVENUE
                          Oil and       Gas              Not     Discounted
                         Condensate    (Mcf)         Discounted   At 10%
Reserve Category         (Barrels)                       ($)       ($)
___________________________________________________________________________
Total Proved
Developed                290,950      11,858,677     22,910,321  11,625,451
____________________________________________________________________________

The oil reserves shown include oil and condensate. Oil volumes are expressed in barrels, one of which is equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet ("Mcf") and are evaluated at the appropriate temperature and pressure base.

The reserves and future revenue estimated in the Report are for proved developed reserves. These estimates do not include any value for probable or possible reserves which might exist for these properties, or any value which might be attributable to interests in undeveloped acreage or reserves.

In preparing the Report, American Energy Advisors, Inc. were not retained to provide an estimate of proved undeveloped reserves. The Report shall be made available for inspection and copying at the principal executive officers of East Wood during regular business hours by any interested shareholder.

Financial Statements

The unaudited interim financial statements of East Wood for the period ended September 30, 1999 are included as Exhibit B. Exhibit C is the audited financial statements of Crown Partners, predecessor of East Wood, as at December 31, 1998. Exhibit D contains proforma financial statements for the combination of the Corporation and the acquired portion of East Wood as of June 30, 1999.

Management Discussion and Analysis of Financial Condition and Results of
Operation

As East Wood was created pursuant to a recent merger on January 2, 1999, it has not completed a fiscal period. Prior to the merger, one of the predecessor companies of East Wood, East Wood Equity Venture, Inc., was not carrying on an active business. As a result, management of East Wood has not undertaken an analysis of its financial condition or results of operation for the year ended December 31, 1998.

The following discussion and analysis of the financial condition and operations of Crown Partners and East Wood should be read in conjunction with its financial statements and related notes thereto set out at Exhibits B and C of this Circular.

East Wood expects to change its next fiscal year to end June 30, 2000 in order to be consistent with the Corporation. For the remainder of the fiscal year East Wood expects to participate in the drilling of ten to twenty development wells. The capital required for those expenditures will come from cash flow.

The management of East Wood is committed to completing its merger with the Corporation during the current fiscal year. With the very recent increases in crude oil prices the outlook for the combined companies is very favorable. The East Wood concentration on gas reserves in Oklahoma is balanced by the Corporation's oil reserves in Texas. This will allow the combined companies to be responsive to anticipated volatility in oil and gas prices over the next few years. For the long term, the combined companies expect oil and demand to exceed supply and a period of less price volatility should come about. In anticipation of such trends, the combined companies will continue to focus on the acquisition of producing oil and gas properties with development potential, seeking to increase its proved reserves and stockpile drillable prospects and leasehold interests for the future, while maintaining a low overhead structure by concentrating on properties operated by other fully staffed efficient operators.

Results of Operations of Crown Partners and East Wood

(i)     Year Ended December 31, 1998 (Audited) - Crown Partners.
For the year ended December 31, 1998, Crown Partners experienced a net income of $251,707 based on total revenues of $1,165,018 and total expenses of $913,311. These results reflect an overall decrease from the previous year's net income of $587,973 based on total revenues of $1,473,149 and total expenses of $885,176. Revenues and income were down as a result of decreasing oil and gas prices. Expenses were up because Crown Partners had interests in more wells.

The total revenues of $1,165,018 was derived primarily from oil and gas sales. The total expenses of $913,311 were primarily comprised of oil and gas production costs of $419,544, depreciation depletion and amortization of $169,598, general and administrative expenses of $125,936 and interest of $212,082. Sundry income earned from other sources was $13,894. Crown Partner's is taxed as a partnership so no provision has been made for Federal income taxes.

(ii)     Nine Months Ended September 30, 1999 (Unaudited) - East Wood.
For the nine months ended September 30, 1999, East Wood experienced a net income of $412,227 based on total revenues of $1,598,971 and total expenses of $846,733. These results reflect an overall improvement from Crown Partner's 1998 first three quarters net income of $235,365 based on total revenues of $996,409 and total expense of $626,783.

East Wood's total revenues during the nine month periods ended September 30, 1999 and 1998 were derived primarily from oil and gas sales. For nine months of 1999 East Wood sold 14,329 barrels of oil at and average price of $14.50 per barrel and 737,046 Mcf of gas for an average price of $1.89 per Mcf. In the first nine months of 1998 East Wood sold 9,800 barrels of oil at an average price of $13.20 per barrel and 478,978 Mcf of gas at an average price of $1.81 per Mcf.

The total expenses during first nine months of 1999 were primarily comprised of oil and gas production costs of $496,748, depreciation, depletion and amortization of $120,743, general and administrative expenses of $229,242 and interest of $298,011. Sundry income earned from other sources was $0 and East Wood reserved a provision for income taxes in the amount of $42,000.

Liquidity and Capital Resources of Crown Partners and East Wood

(i)     Year Ended December 31, 1998 (Audited) - Crown Partners.
As at December 31, 1998, Crown Partners had total assets of $4,716,171 comprised of Cash and Trade receivable working capital of $259,321 and Oil and Gas Properties fixed and other assets of $4,456,850, compared to December 31, 1997 total assets of $2,780,870. Crown Partners' cash balance and Securities was $13,555 and its accounts receivable were $245,766. The proved oil and gas properties, were valued (using full cost method) at $4,288,656, net of accumulated depreciation of $350,541.

Current liabilities at December 31, 1998 were $2,033,51, long term debt was $1,462,000 and members' equity was $1,221,120, compared to December 31, 1997 figures of $561,445, $1,444,000 and $775,425, respectively.

(ii) Nine Month Period-Ended September 30, 1999 (Unaudited) - East Wood As of September 30, 1999, East Wood had total assets of $6,344,262 comprised of current assets of $506,408 and oil and gas properties and other assets of $5,837,854. East Wood's cash balance was $73,206 and its accounts receivable were $433,202, up from Crown Partner's 1998 third quarter sum of $101,059 and $331,313, respectively. Proved oil and gas properties, were valued (using full cost method) at $5,822,106 net of accumulated depreciation of $468,840. East Wood's current liabilities on September 30, 1999, were $1,191,726, long term Debit was $3,262,966 and total equity was $1,889,570.

Directors and Officers

The board of directors of East Wood consists of three (3) members. The following table sets forth the name, the municipality of residence, the office held and the principal occupation of each officer and director of East Wood:


Name and Municipality of Residence    Office             Principal Occupation
______________________________________________________________________________
Jack E. Wheeler                       Director,               Oil and gas
Edmond, Oklahoma                      President and Chief     businessperson
                                      Executive Officer

Farrell Kahn                          Director and Chairman   Oil and gas
Aspen, Colorado                                               businessperson

Patrice Kahn                         Director and Secretary    Oil and gas
Aspen, Colorado                                                businessperson
______________________________________________________________________________

Indebtedness of Directors and Senior Officers

There has been no outstanding indebtedness to East Wood by any officer or director of East Wood or any associate of such person since the merger forming East Wood on January 2, 1999.

Capitalization

The following sets out the capitalization of East Wood as of September 30,
1999 :
Share Capital
               1,000 Common Shares                   $1,221,120
               Additional Paid In Capital               256,223
       Retained Earnings                             $  412,228
                           ------------------     ------------------
    Total Capitalization                             $1,889,570

Escrowed Shares

No shares of East Wood are held in escrow.


Share Capital

East Wood's authorized capital consists of 1,000 common shares, of which 1,000 common shares are currently issued and outstanding.

Share Attributes

The following is a summary of the material provisions attaching to the common shares and is subject to the detailed provisions of the constating documents of East Wood (its articles of incorporation, by-laws, charter and related documents) describing the rights, privileges, restrictions and conditions of such shares:

The holders of the common shares of East Wood are entitled to:

(i) receive notice of any meeting of shareholders of East Wood and to attend and vote at any such meeting on the basis of one vote for each share held;

(ii) have restrictions imposed upon the transfer of any common shares by East Wood, provided that such restrictions as made from time to time be so imposed or notice of the substance thereof must be set forth upon the face or back of the certificates representing such common shares; and

(iii)     pre-emptive rights to acquire unissued shares of East Wood.

Principal Holders of Voting Shares

According to the register of shareholders of East Wood, the following shareholders hold 10% or more of the issued and outstanding common shares in the capital of East Wood.

Shareholder                   Number of Shares          %of Outstanding
                                                         Shares
________________________________________________________________________
Cotton Valley Resources
Corporation                         500                        50%

Farrell Kahn                        188                        18.8%

Previous Issuances of Common Shares of East Wood

                                                                    Brief
                           Number and            Net Amount         Description
                           Class of    Price   Realized by East   of Utilization
Date      Method of Sale  Shares     Per Share     Wood           of Funds
________________________________________________________________________________
January 2,  Corporate     2 Common    U.S.$1.00    U.S.$2.00      Corporate
1999        Organization-  Shares                                 organization
            Merger                                                merger

January 4,  Subscription  998 Common  See Note(1)  Acquisition of  N/A
1999                       Shares                  Crown Partners,
                                                   LLC assets
_________________________________________________________________________

Note (1):     The 998 common shares were issued to the shareholders of Crown
Partners, LLC, which was merged with East Wood Equity Venture, Inc. to form East Wood on January 2, 1999.

Interest of Management and Others in Material Transactions

Other than as described below or elsewhere in this Circular, no officer or director of East Wood, and no person or company holding more than 10% of the issued and outstanding common shares of East Wood, or any associate or affiliate thereof, has any material beneficial interest in any transaction completed since the merger forming East Wood effective on January 2, 1999, or in any proposed transaction, which has materially affected or will materially affect East Wood.

Material Contracts

The only material contracts entered into by East Wood, copies of which are available for inspection at the offices of East Wood at 122 E. Reds Road, P.O. Box 7665, Aspen, Colorado 81611 by contacting Farrell Kahn, Chairman of East Wood, are as hereinafter described:

     1.     Purchase Agreement

East Wood is party to an agreement made on September 16, 1999 (the "Purchase Agreement"), with an effective date from July 1, 1999, pursuant to which Cotton Valley Resources Corporation acquired 50% of the issued and outstanding shares of East Wood from four vendor shareholders of East Wood. Under the terms of the Purchase Agreement, Cotton Valley Resources Corporation agreed to issue to the shareholders of East Wood 46,230,897 common shares.

     2.     Various Agreements Relating to East Wood Properties

For each of the producing properties comprising the East Wood Properties, there exists separate operating agreements, title opinions and division orders (directing to whom and manner in which all proceeds are to be distributed) (collectively, "Operating Agreements"). No single Operating Agreement constitutes a material contract of East Wood.

Auditors, Transfer Agent and Registrar

The accountants of East Wood are Lederer & Co., P.C. of Aspen, Colorado. East Wood acts as its own transfer agent and registrar.

11. ORDINARY RESOLUTION - AMENDMENT TO STOCK OPTION PLAN

The Corporation has in place a 1997 stock compensation plan for directors, officers, employees and consultants approved by the shareholders at a meeting held February 10, 1997 (the "Plan"). Section 2 of the Plan provides that the maximum aggregate number of shares reserved for issuance and which may be purchased upon the exercise of all options granted under the Plan shall not exceed 1,400,000 common shares, representing approximately ten percent (10%) of the common shares of the Corporation issued and outstanding on the date the Plan was authorized and approved. As stated elsewhere in this Circular, as at the date of this Circular there are 59,731,198 common shares and 21,230,897 Special Warrants of the Corporation issued and outstanding. Management of the Corporation is proposing that the maximum number of common shares of the Corporation eligible to be issued pursuant to the grant of options under the Plan be further increased to 8,000,000 (representing approximately
10% of the aggregate 80,962,095).

To maximize the utility of the Plan, it is the view of the board of directors of the Corporation that it is desirable to increase the number of common shares eligible for issuance pursuant to the grant of options thereunder to the maximum of 8,000,000. Pursuant to applicable securities regulations, however, shareholder approval is required for any such amendment to the Plan. Accordingly, shareholders of the Corporation will be asked at the Meeting to consider and, if thought advisable, to authorize and approve by means of an ordinary resolution, an amendment to the Plan, increasing the maximum number of common shares of the Corporation issuable pursuant to the grant of options thereunder to 8,000,000. The resolution shareholders will be asked to approve is attached to this Circular as Schedule "2".

To be approved, the ordinary resolution must be passed by a majority of the votes cast by the shareholders at the Meeting in respect of this resolution. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the amendment to the Option Plan of the Corporation attached to this Circular as Schedule "2".

12. ORDINARY RESOLUTION - APPROVAL OF FUTURE PRIVATE PLACEMENTS

Management is of the view that potential acquisitions and additional funding of the Corporation's operations may be required in the future and as a result shareholder approval for additional issuances of the Corporation's securities may be required. The directors of the Corporation are of the view that it would be prudent for the shareholders of the Corporation to pass a resolution authorizing the Corporation to negotiate acquisitions or to secure additional funds by way of the issuance of additional securities.

Shareholders are being asked to pass a resolution authorizing additional private placements or share issuances for acquisitions which would take place within one
(1) year of the date of this Circular. Such future private placements or share issuances for acquisitions will be subject to the following terms:

     1. All of the private placement financing or share issuances for acquisitions will be carried out in accordance with the applicable securities laws and regulations.

     2. Such future private placements or share issuances for acquisitions would not result in additional shares of the Corporation being issued in an amount exceeding 100% of the sum of: (i) the current number of issued and outstanding common shares of the Corporation; and (ii) the shares authorized by the shareholders for conversion of Special Warrants.

     3. Any of the future private placements or share issuances for acquisitions would be substantially at arm's length (as acceptable to CDN) and the price of the shares being issued would not be below the market price, less discounts acceptable to CDN and/or OSC.

     4. Any of the future private placements or share issuances for acquisitions would require the consent of at least seventy-five (75%) of the directors of the Corporation.

The resolution with respect to share issuances for acquisitions or private placement financing requires confirmation by a majority of the votes cast thereon at the Meeting.

Shareholders are advised that, if approved, this resolution will give the Board of Directors considerable latitude to issue additional common shares without having to bring details to the shareholders for discussion and approval. This could be a disadvantage to shareholders if the marketplace considers additional amounts authorized (even though unissued) when potential dilution of earnings and cash flows.

Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the resolution. The text of the resolution to be submitted to the shareholders at the Meeting is attached to this Circular as Schedule 3.

13. SPECIAL RESOLUTION - CHANGE IN NAME

Management of the Corporation believes that it would be advantageous to change the name of the Corporation to one which more accurately reflects the business direction of the Corporation. It is therefore being proposed to change the name of the Corporation to Aspen Group Oil & Gas Corporation (or to such other name as may be approved by the Board of Directors and as may be acceptable to the appropriate regulatory authorities).

Proxies received in favour of management will be voted FOR the approval of the proposed special resolution, unless a shareholder has specified in the proxy that his shares are to be voted against such special resolution. The proposed name change requires approval by a special resolution which is defined as a resolution of the shareholders confirmed by at least two-thirds (2/3) of the votes cast at a special meeting called for such purpose. An affirmative vote of at least two-thirds (2/3) of the votes cast at the Meeting will accordingly be required to approve the proposed special resolution. A copy of the proposed special resolution is annexed to this Circular as Schedule "4".

Notwithstanding approval of the special resolution concerning the amendment to the Articles to change the name of the Corporation, management of the Corporation may determine that it is not in the best interest of the Corporation to file Articles of Amendment in respect thereof or may choose an alternative name.


14. FINANCIAL STATEMENTS AND RATIFICATION OF APPOINTMENT OF
    INDEPENDENT AUDITORS

Attached hereto are the audited consolidated financial statements of the Corporation for the financial period ended June 30, 1999, together with the auditors' report thereon. The directors will lay before the Meeting the said audited financial statements and auditors' report. For the current year, the Board of Directors will recommend that the shareholders approve Lane Gorman Trubitt, L.L.P. as the Corporation's principal auditors. Lane Gorman Trubitt, L.L.P. served in that capacity for the year ended June 30, 1999. Representatives of Lane Gorman Trubitt, L.L.P. are not expected to be at the Meeting; however, if questions arise which require their comments, arrangements have been made to solicit their response.

Proxies received in favour of management will be voted FOR the reappointment of Lane Gorman Trubitt, L.L.P., as auditors of the Corporation unless a shareholder has specified in the proxy that his shares are to be voted against such resolution.

15. GENERAL

Except as otherwise indicated, information contained herein is given as of November 1, 1999. Management knows of no other matters to come before the Meeting of Shareholders. However, if any other matters which are not now known to Management should come properly before the Meeting, the proxy will be voted on such matters in accordance with the best knowledge of the person voting it.

16. SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

Shareholders' proposals intended to be presented at the Annual Meeting for the year 2000 must be received by the Corporation no later than July 1, 2000 for inclusion in the Corporation's proxy statement and form of proxy for that meeting. Proposals may not exceed 500 words.

17. DIRECTORS APPROVAL

The contents and the sending of this Circular to the shareholders of the Corporation have been approved by the Board of Directors of the Corporation.

DATED at Oklahoma City, Oklahoma this [     ]  day of December, 1999.


                                                    BY ORDER OF THE BOARD


                                                       JACK E. WHEELER
                                                    Chief Executive Officer

                                 SCHEDULE "1"


     ORDINARY RESOLUTION RE: EXERCISE OF SPECIAL WARRANTS


     WHEREAS the Corporation has issued 21,230,897 special warrants (the "Special Warrants") pursuant to a share purchase agreement made effective
July 1, 1999 (the "Purchase Agreement") for the acquisition of 500 of the issued and outstanding shares of East Wood Equity Venture, Inc. ("East Wood");

     AND WHEREAS each Special Warrant is, subject to certain conditions, exercisable into one (1) common share of the Corporation;

     AND WHEREAS pursuant to the terms of the Purchase Agreement, the Corporation agreed to issue the Special Warrants, on the condition that each such Special Warrant may only be exercised into one common share of the Corporation following shareholder approval;

     AND WHEREAS the Corporation is requesting shareholder approval to permit the exercise of the Special Warrants into common shares of the Corporation;

     AND WHEREAS in order to complete all matters relating to the acquisition of 50% of the issued and outstanding shares of East Wood, it is necessary and desirable for the Corporation to authorize the exercise of the Special Warrants into common shares of the Corporation;

     NOW THEREFORE BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1. The issuance of the Special Warrants by the Corporation is hereby ratified, confirmed and approved;

2. The exercise of these Special Warrants into 21,230,897 common shares of the Corporation be and the same are hereby authorized and approved, and 21,230,897 common shares of the Corporation be and the same are hereby reserved and set aside for issuance upon the exercise of the Special Warrants according to the provisions contained therein; and

3. Any one director or officer of the Corporation be and is hereby authorized to take all steps and proceedings necessary or desirable to implement, carry out and give effect to the provisions of this resolution and to execute and deliver all such documents, agreements and other instruments in furtherance thereof with full power and authority to amend, modify and change such documents as he or she may approve, such approval to be conclusively evidenced by his or her signature thereon.

                                  SCHEDULE "2"


            ORDINARY RESOLUTION RE: AMENDMENT TO STOCK OPTION PLAN


     WHEREAS the maximum number of shares eligible for issuance pursuant to the grant of options under the 1997 stock compensation plan of the Corporation, as amended from time to time (the "Plan"), is 1,400,000;

     AND WHEREAS as of the date of the Circular to which this resolution is attached, an aggregate of 80,962,095 common shares and Special Warrants were issued and outstanding and, as a result, management proposes that the maximum number of common shares eligible for issuance under stock options granted under the Plan be increased to 8,000,000 (approximately 10% of the aggregate [80,962,095]);

     AND WHEREAS the Corporation desires to maximize the utility of the Plan by increasing the number of common shares eligible for issuance pursuant to the grant of options under the Plan to the maximum permitted under applicable securities laws and regulations;

     AND WHEREAS applicable securities laws and regulations require shareholder approval to any amendments to the Plan, including amendments increasing the maximum number of shares reserved for issuance under a particular plan as contemplated herein;

                     NOW THEREFORE BE IT RESOLVED THAT:

1. An amendment to the Plan increasing the maximum aggregate number of common shares reserved by the Corporation for issuance pursuant to options granted under the Plan from 1,400,000 to 8,000,000 is hereby authorized, approved and confirmed.

2. Any one director or officer of the Corporation be and he is hereby authorized and directed to execute under the corporate seal or otherwise all such deeds, documents, instruments and assurances, and do all such acts and things as in his opinion may be necessary or desirable to give effect to this resolution.

                               SCHEDULE "3"


                ORDINARY RESOLUTION RE: FUTURE SHARE ISSUANCES
                     FOR ACQUISITIONS OR PRIVATE PLACEMENTS


                NOW THEREFORE BE IT RESOLVED THAT:

1. The directors of the Corporation be and they are hereby authorized and directed to arrange from time to time share issuances in the capital of the Corporation for acquisitions or private placements subject to the following terms:

      a. All share issuances for acquisitions or private placement financing will be carried out by the Corporation in accordance with the applicable laws and regulations.

      b. The future share issuances for acquisitions or private placements will not result in additional shares of the Corporation being issued in an amount exceeding the current number of issued and outstanding shares in the aggregate of the Corporation.

      c. Any of the future share issuances for acquisitions or private placements would be substantially at arm's length.

      d. Any of the future private placements would require the consent of at least seventy-five (75% ) of the directors of the Corporation.

2. Any one director or officer of the Corporation be and he is hereby authorized and directed to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances and to do all such acts and things as in his opinion may be necessary or desirable to give effect to this resolution.

                               SCHEDULE "4"

                     SPECIAL RESOLUTION RELATING TO:
                             CHANGE OF NAME



     WHEREAS it is considered advisable to change the name of the Corporation as hereinafter provided;

             NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The name of the Corporation be changed to Aspen North Hydrocarbons Incorporated, or such other name as may be approved by the Board of Directors of the Corporation and as may be satisfactory to the Director appointed under the Business Corporations Act (Yukon); and

2. Any director or officer of the Corporation be and they are hereby authorized on behalf of the Corporation to deliver Articles of Amendment to the Yukon government and to execute all documents and do all things necessary or advisable in connection with the foregoing; provided, however, that the directors of the Corporation are hereby authorized to revoke or amend the foregoing special resolution in whole or in part without further approval of the shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act (Yukon) of the Certificate of Amendment of Articles.

                              Exhibit A

                     SHARE PURCHASE AGREEMENT

         THIS AGREEMENT made as of the 16th day of September, 1999.

AMONG:

         JACK E. WHEELER, of the City of Edmond, in the State of Oklahoma.

         (hereinafter referred to as "Wheeler")

                                               OF THE FIRST PART

         - and -

         APOLLO INVESTMENTS LIMITED, a corporation incorporated and formed under the laws of Turks and Caicos Islands, British West Indies.

         (hereinafter referred to as "Apollo")

                                               OF THE SECOND PART

         - and -

         STILLWATER GAS PRODUCTION INC., a corporation incorporated and formed under the laws of Turks and Caicos Islands, British West Indies.

         (hereinafter referred to as "Stillwater")

                                               OF THE THIRD PART

         - and -

         CUSTER COUNTY DRILLERS INC., a corporation incorporated and formed under the laws of Turks and Caicos Islands, British West Indies.

         (hereinafter referred to as "Custer")

                                               OF THE FOURTH PART

         (hereinafter each of Wheeler, Apollo, Stillwater and Custer also individually referred to as a "Vendor" and collectively as the "Vendors")

         - and -

         COTTON VALLEY RESOURCES CORPORATION, a
         Yukon Territory corporation.

         (hereinafter referred to as the "Purchaser")

                                              OF THE FIFTH PART

         - and -

         ASPEN ENERGY GROUP, INC., a Texas corporation.

         (hereinafter referred to as "Aspen")

                                             OF THE SIXTH PART

         - and -

         EAST WOOD EQUITY VENTURE, INC., a corporation incorporated under the laws of the State of Colorado.

         (hereinafter referred to as  "East Wood")

                                            OF THE SEVENTH PART


     WHEREAS each Vendor beneficially held an interest in Crown Partners LLC Minerals Division, a Colorado limited liability company, which in aggregate represented 50% of the issued and outstanding members' interests in Crown Partners;

     AND WHEREAS pursuant to a merger between East Wood and Crown Partners made effective January 2, 1999, the Vendors received a 50% interest of all the issued and outstanding shares in the capital of East Wood, which the Vendors wish to sell to the Purchaser pursuant to the terms of this agreement;

     AND WHEREAS the Purchasers will acquire the interest of the Vendors in East Wood through its wholly-owned subsidiary, Aspen;

     AND WHEREAS the Purchaser wishes to purchase the said issued and outstanding shares in East Wood owned by the Vendors, all upon and subject to the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties make the agreements and acknowledgments hereinafter set forth:

                                ARTICLE I
                             INTERPRETATION

1.1 Definitions - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

     (1) "Agreement" means this Share Purchase Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article", "Section", "paragraph" or "clause" means and refers to the specified article, section, paragraph or clause of this Agreement;

     (2) "Business" means the business presently and heretofore carried on by East Wood consisting of oil and gas property operations;

     (3) "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal commercial banks located at the City of Toronto are not open for business during normal banking hours;

     (4) "Closing" means the completion of the sale and purchase of the Purchased Members Interest hereunder by the transfer and delivery of documents of title thereto and the payment of the purchase price therefor as contemplated herein;

     (5) "Closing Date" means September 16, 1999, or such other date as the parties hereto may agree as to the date upon which the Closing shall take place;

     (6) "Closing Time" means 3:00 o'clock in the afternoon on the Closing Date or such other time on the Closing Date as the parties hereto may agree as to the time on the Closing Date which the Closing shall take place;

     (7) "Cotton Valley Properties" means the Cotton Valley Properties as defined in Section 5.1(h);

     (8) "Cotton Valley Shares" means the 25,000,000 common shares in the capital stock of the Purchaser to be issued to the Vendors in payment and satisfaction of the Purchase Price pursuant to subsection 2.1(c) of this Agreement;

     (9) "East Wood Properties" means the East Wood Properties as set forth on Schedule 1.1(i) hereto;

    (10) "Effective Date" means July 1, 1999.

    (11) "Purchase Price" has the meaning ascribed to it in subsection 2.1(a) of this Agreement; and

    (12) "Purchased Shares" means Five Hundred (500) shares representing fifty (50%) percent of the issued and outstanding common shares in East Wood owned by the Vendors in the following numbers:

                   Wheeler           - 250 shares
                   Apollo            -  63 shares
                   Stillwater        -  62 shares
                   Custer            - 125 shares

    (13) "Warrants" means 21,230,897 special warrants of Cotton Valley issuable to Stillwater and Custer as consideration, having the terms and conditions attached as Schedule 2.1(c).

1.2 Headings - The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number - In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the neuter gender shall include the masculine and feminine genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.4 Joint and Several - Whenever in this Agreement the word "Vendors" is used, the same shall extend to include and obligate jointly and severally each of Wheeler, Apollo, Stillwater and Custer and their respective successors and assigns.

1.5 Currency - All payments required hereunder to be made and all currency mentioned herein shall be in and refer to U.S. dollars.

1.6 Reference to Statutes - All references contained in this Agreement to a statute shall be deemed to be made to such statute as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in the case of any such amendment, re-enactment or replacement, such reference herein to a provision of such statute shall be read as a reference to such amended, re-enacted or replaced provision.

                             ARTICLE II
                         PURCHASE AND SALE

1.7 Action by Vendors and Purchaser - Subject to the terms and conditions of this Agreement, at the Closing Time:

     (1) Purchase Price - The Vendors shall sell and the Purchaser shall purchase the 500 shares of East Wood for 25,000,000 shares of the Purchaser plus the 21,230,897 Warrants.

     (2) Delivery of Certificates, etc. - The Vendors shall deliver to the Purchaser at the Closing certificates or documents of title or other evidences of ownership of the Purchased Shares to be sold and purchased hereunder duly endorsed for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, all in form and substance sufficient to permit the recording or registration of the Purchaser, to be held by its wholly-owned subsidiary Aspen, as the new owner of record of the Purchased Shares in compliance with all applicable requirements, provisions and procedures relating to the recording or registration of such ownership. The Vendors shall also deliver to the Purchaser certified copies of the resolutions of the board of directors, shareholders or members of East Wood, as the case may be, required to approve the transfer of the Purchased Shares by the Vendors to the Purchaser through its wholly-owned subsidiary Aspen.

     (3) Payment to the Vendors - The Purchaser shall pay the Purchase Price on Closing by the issuance to each Vendor of the Cotton Valley Shares and Warrants in the following numbers:

                    Wheeler      -     20,000,000 common shares
                    Apollo       -     5,000,000 common shares
                    Stillwater   -     7,076,965 Warrants
                    Custer       -     14,153,932 Warrants

     Notwithstanding the foregoing, in the case of payment to the Vendors Wheeler and Apollo of the Cotton Valley Shares, the 5,000,000 Cotton Valley Shares issuable to Apollo will be issued in the name of Apollo, and the 20,000,000 Cotton Valley Shares issuable to Wheeler will be issued to Aspen, which shares shall be held by Aspen subject to the terms and conditions attaching to the Class A common shares of Aspen. The Class A shares of Aspen ("Aspen Shares") shall have the terms and conditions attached hereto as Schedule 2.1(c). A total of 20,000,000 Aspen Shares will be issued to Wheeler. Each Aspen Share, according to the terms and conditions attaching thereto as set out in Schedule 2.1(c), will have the right to vote the underlying Cotton Valley Shares on a one-for-one basis, to the extent that such Aspen Shares are outstanding. Each holder of an Aspen Share shall have the right, at the holder's option, to convert or redeem such Aspen Share for a Cotton Valley Share, on the basis of one Cotton Valley Share for each Aspen Share so converted or redeemed.

2.2 Effective Date - The acquisition of the Purchased Shares and the ownership in East Wood shall, upon Closing, be effective from the Effective Date.

                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE VENDORS

1.8 Unless specifically stated that a Vendor is making a covenant, representation or warranty severally, the Vendors hereby covenant, represent and warrant jointly to the Purchaser that:

     (1) Right to Sell - The Purchased Shares constitute in the aggregate fifty (50%) percent of the issued and outstanding shares in East Wood, and each Vendor severally covenants, represents and warrants that such Vendor is the sole registered and beneficial owner of those Purchased Shares set out beside such Vendor's name in Subsection 1.1(k), free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever and no person, firm or corporation now has or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Purchased Shares or any interest therein from such Vendor.


     (2) Due Authorization, etc. - Each Vendor severally covenants, represents and warrants that he has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder and thereunder.

     (3) Valid and Binding Obligation - This Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of each Vendor enforceable against each of them in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

     (4) No Violation - The disposition of the Purchased Shares and the entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders or directors, statute, regulation, judgment, decree or law to which East Wood is a party or by which it may be bound or affected; each Vendor hereby severally covenants, represents and warrants that the disposition by such Vendor of those Purchased Shares set out beside his or its name in Subsection 1.1(k) of this Agreement and the entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders or directors, statute regulation, judgment, decree or law to which such Vendor is a party or by which such Vendor may be bound or affected; and neither the Vendors nor East Wood are, or will be at Closing, party to or subject to or bound by the terms of any unanimous shareholder agreement that restricts the transfer of shares in the capital of East Wood. No licenses, agreements or other instruments or documents will terminate or require assignment as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby.

     (5) Organization, Standing and Power - East Wood is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all requisite power and authority to own and operate oil and gas properties, including the East Wood Properties, and to carry on their business as now being conducted.

     (6) Issued Shares - Of the authorized capital of East Wood One Thousand (1,000) common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable common shares in East Wood. The certificates evidencing such shares, including the Purchased Shares do not contain any reference to a restriction on the transfer of the Purchased Shares (other than set out in the Articles of Incorporation) a unanimous shareholder agreement or a lien in favour of East Wood and bear no restrictive legends. Neither the constating documents or by-laws of East Wood nor any agreement contain or provide for restrictive legends thereto.

     (7) No Options - No options, warrants, convertible obligations or other rights to purchase or acquire the Purchased Shares or other securities of East Wood have been authorized, allotted or agreed to by the Vendors.

     (8) Residence of the Vendor - Each Vendor severally covenants, represents and warrants that such Vendor is a non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada).

     (9) Merger with Crown Partners LLC - Each Vendor severally covenants, represents and warrants to the Purchaser that the merger effective January 2, 1999 between East Wood and Crown Partners LLC (the "Merger") was done in full compliance with applicable laws, and make the following specific representations and warranties concerning the Merger:

         (1) that they will provide within ninety (90) days of the Closing Date an audit of the East Wood financial statements at December 31, 1998;

         (2) that the financial information contained in the Crown Partners LLC financial statements at December 31, 1998 are not impacted in a material way as a result of the Merger with East Wood;

         (3) that East Wood, prior to the Merger, was a shell corporation which had not carried on business in any manner or incurred any material liabilities whatsoever; and

         (4) each Vendor personally indemnifies Cotton Valley and Aspen for any damages or losses caused as a result of a misrepresentation contained in this section concerning the Merger, and the representations and warranties made concerning East Wood and Crown Partners LLC.

     (10) Full Disclosure - None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Vendors and the Purchased Shares. The Vendors have no information or knowledge of any facts relating to the Business or to the Purchased Shares which the Vendors have not disclosed to the Purchaser and which are not within the public domain and which in the aggregate would have a material adverse effect on the financial condition or prospects of East Wood.

1.9 Reliance - The Vendors hereby expressly acknowledge that the Purchaser and Aspen are relying upon the covenants, representations and warranties of the Vendors contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto in connection with the purchase of the Purchased Shares hereunder.

                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF EAST WOOD

1.10 East Wood hereby covenants, represents and warrants to the Purchaser that:

     (1) Organization, Standing and Power - East Wood is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all requisite power and authority to own and operate, and does own and operate, oil and gas properties, including the East Wood Properties, and to carry on its business as now being conducted. The Merger completed with Crown Partners LLC effective January 2, 1999 was done in compliance with all applicable laws, and does not affect the valid existence of East Wood.


     (2) Authority and Enforceability - This Agreement is the valid and binding obligation of East Wood, has been duly and validly authorized by all necessary corporate action on the part of East Wood and is enforceable against it in accordance with its terms. Neither the execution and delivery by East Wood of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance of them with any of the provisions hereof, will

         (1) conflict with or result in a breach of any provision of any East Wood operating agreement;

         (2) result in a default (with due notice or lapse of time or both) or give rise to any right or termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license or agreement to which East Wood is a Party or by which East Wood or any of its properties or assets may be bound.

         (3) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to them or any of their properties or assets, except for violations which will not have a material adverse effect on their business or properties ("Material Adverse Effect"); or

         (4) require the consent, approval, authorization or permit of, or filing with or notification to any governmental authority or any other person, except as set forth in Schedule 4.1(b) hereof.

     (3) Absence of Changes - Except as disclosed in writing to Cotton Valley prior to Closing, there have been no material adverse changes in the condition of the Business or the East Wood Properties.


     (4) Agreements - Cotton Valley acknowledges that East Wood is in the business of acquiring, exploring and developing oil and gas interests and in the course of carrying on such business, either executes (or assumes) and makes applicable to its interests various agreements of the types generally experienced in the oil and gas industry.
         The contractually binding arrangements to which East Wood and the oil and gas leases owned by East Wood are subject are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions which may operate in a materially adverse manner with respect to the East Wood Properties and is in the form and substance considered conventional within the oil and gas industry.

     (5) Capitalization of East Wood - 1,000 shares of common stock and 4 promissory notes for debt totalling approximately $4.6 million.

     (6) Consents - No consents for East Wood to enter into this Agreement and consummate the actions contemplated by this Agreement are required.

     (7) Environmental Matters - Except as set forth on Schedule 4.1(g) hereto, with respect to the Properties owned by East Wood now or in the past, (collectively the "East Wood Properties"):

         (1) To its knowledge, at no time during Crown Partner's ownership have the East Wood Properties been used by them, or by anyone else, for the generation, storage or disposal of a Hazardous Substance (as hereinafter defined) or as a landfill or other waste disposal site, except in compliance with Environmental Laws (as hereinafter defined) and East Wood has not received any notification of violation of said laws, except as previously disclosed in writing to Cotton Valley. To the knowledge of East Wood, there are no Hazardous Substances currently on the Land, except in compliance with Environmental Laws. "Hazardous Substance" means any substance now or hereafter defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability
             Act, 42 U.S.C.A.   9601(14).  "Environmental Laws" means all
             laws, statutes, regulations and judicial interpretations of the United States and the State of Texas or either of them, or any other governmental or quasi-governmental authority having jurisdiction, that relate to the prevention, abatement or elimination of pollution, or the protection of the environment, including the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act and all state statutes serving similar or related purposes;

         (2) East Wood has not entered into, and, no predecessor to it has entered into, or is subject to, any agreements, consent orders, decrees, judgments, license or permit conditions, or, other directives of governmental authorities in existence at this time based on any Environmental Laws that relate to the future use of any of the East Wood Properties or that require any change in the present conditions of any of the East Wood Properties;

         (3) There are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action, or other remedy, pending or threatened, against any of the East Wood Properties or against East Wood from its ownership or operation of the East Wood Properties and relating to the violation of, or noncompliance with, an Environmental Law; the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical substance, noise or vibration;

         (4) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental Law or require the consent or approval of any agency charged with enforcing any Environmental Law.
     (8) Governmental Rules. East Wood has not received any notice of a default under or violation of:

         (1) any law, order, writ, injunction, rule, regulation or degree of any governmental body, agency or court or of any commission or other administrative agency except for violations that will not have a Material Adverse Effect, or

         (2) any material agreement or obligation to which it is a party or by which it is bound or to which it may be subject except for violations that will not have a Material Adverse Effect.


     (9) Liability for Brokers' Fees. East Wood will not directly or indirectly incur any liability or expense as a result of any undertakings or agreements of East Wood for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby, except as disclosed to Cotton Valley with regard to Dominick
         & Dominick Securities Inc.

    (10) Liabilities and Taxes. Except as reflected on the attached Schedule 4.1(j), all liabilities, franchise taxes, federal income taxes, state income taxes, ad valorem taxes (based on 1999 rates), real property, personal property, production, severance, excise and other all other material taxes and liabilities for which East Wood may be liable for periods of time ending prior to September 14, 1999 have been duly and timely paid or accrued.

    (11) Litigation. Except as reflected on the attached Schedule 4.1(k), there are no actions, suits, claims, proceedings, agency enforcement actions or investigations by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or threatened against or affecting East Wood or any of its assets or which has affected or could affect its ability to consummate the transactions contemplated by this Agreement.

    (12) No Demands. East Wood has received no notice of any claimed defaults, offsets or demands with respect to its properties and there is no default existing with respect to any contracts that would have a Material Adverse Effect.

    (13) No Liens or Encumbrances. The interests of the members of East Wood and all of the assets and properties of East Wood, which are the subject hereof, are free and clear of all liens and encumbrances except as reflected on the attached Schedule 4.1(m).

    (14) Non-Foreign Representation. East Wood is not a Non-Resident Alien Foreign Corporation, Foreign Partnership, Foreign Trust or Foreign Estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

    (15) Payments. All payments of any kind required to be made by East Wood to Third Parties under any existing contract or agreement, with regard to its properties, have been or will be properly and timely paid for or provided for.

    (16) Qualification. East Wood is an experienced and knowledgeable investor in natural resource properties and has the financial and business expertise to evaluate the merits and risks of the transactions contemplated by this Agreement. In entering into this Agreement, East Wood has relied solely on its independent investigation of, and judgment with respect to, the Cotton Valley Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by Cotton Valley.

    (17) Reports. From June 1, 1996 until January 2, 1999 Crown Partners has, and from January 3, 1999 until the date hereof, East Wood has, filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the State of Colorado (collectively, the "East Wood Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the East Wood Reports complied in all material respects with all the rules and regulations promulgated by the State of Colorado and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of East Wood included in the East Wood Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-KSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of East Wood as of the date thereof and the results of its operations and its cash flows for the periods then ended.

    (18) Royalties - All royalties and other payments due from or in connection with sales from the East Wood' Properties for all periods of time prior to Closing have been or will be properly and correctly paid by them.

    (19) Notice of Breach of Representations or Warranties - East Wood will immediately notify Cotton Valley upon the discovery that any representation or warranty of East Wood becomes or will become untrue on the Closing Date.


    (20) Survivability - All representations and warranties contained in this
         Article IV shall survive the Closing.

1.11 Reliance - East Wood hereby expressly acknowledges that the Purchaser and Aspen are relying upon the covenants, representations and warranties of the East Wood contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto in connection with the purchase of the Purchased Shares hereunder.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ASPEN

1.12 The Purchaser and where applicable Aspen hereby covenant, represent and warrant to the Vendors and to East Wood as follows:

     (1) Organization, Standing and Power. The Purchaser is a Yukon Territory Corporation duly organized, validly exiting and in good standing under the laws of the Yukon Territory, Canada, having all requisite power and authority to carry on their business as now being conducted.
         Aspen is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, having all requisite power and authority to carry on their business as now being conducted.

     (2) Authority and Enforceability. This Agreement is a valid and binding obligation of each of the Purchaser and Aspen, has been duly and validly authorized by all necessary corporate action on the part of each of the Purchaser and Aspen and is enforceable against each in accordance with its terms. Neither the execution and delivery by the Purchaser or Aspen of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance of it with any of the provisions hereof, will:

         (1) conflict with or result in a breach of any provision of the Purchaser's or Aspen's certificate of organization,

         (2) result in a default (with due notice of lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license or agreement to which either is a party or by which any of its properties or assets may be bound,

         (3) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to them or any of their properties or assets, except for violations which will not have a material adverse effect on either party's business or properties ("Material Adverse Effect"); or

         (4) require the consent, approval, authorization or permit of, or filing with or notification to any governmental authority or any other person, except as set forth in Schedule 5.1(b) hereof.

     (3) Absence of Changes. Except as disclosed in writing to East Wood and the Vendors prior to Closing, there have been no material adverse changes in the condition of the Purchaser's business or properties.

     (4) Agreements. East Wood and the Vendors acknowledge that the Purchaser is in the business of acquiring, exploring and developing oil and gas interests and in the course of carrying on such business, either executes (or assumes) and makes applicable to its interests various agreements of the types generally experienced in the oil and gas industry. The contractually binding arrangements to which the Purchaser and the oil and gas leases owned by the Purchaser are subject are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions which may operate in a materially adverse manner with respect to the Purchaser and are in form and substance considered conventional within the oil and gas industry.

     (5) Capitalization of the Purchaser and Aspen. Of the authorized capital of Cotton Valley, no preference shares and 34,198,198 common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Purchaser. At Closing, exclusive of the Cotton Valley Shares, there shall be 34,198,198 common shares of Cotton Valley outstanding. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the 5,000,000 Cotton Valley Shares to Apollo and the 20,000,000 Cotton Valley Shares to Aspen, to be held by Aspen for issuance to Wheeler pursuant to the terms of the Aspen Shares, all as more particularly described in Schedule 2.1(c) hereof, such shares will be duly authorized, validly issued, fully paid and non-assessable. Other than the Warrants, there are no other warrants, options, convertible debentures or any other form of securities of the Purchaser issued or outstanding, except as reflected on the attached Schedule 5.1(e).

         Of the authorized capital of Aspen, no Class A common shares and 1,000 common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Aspen at Closing. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the 20,000,000 Class A common shares of Aspen previously defined as the Aspen Shares, with the attributes attached as Schedule 2.1(c), such shares will be duly authorized, validly issued, fully paid and nonassessable. There are no other warrants, options, convertible debentures or any other form of securities of Aspen issued or outstanding, except as reflected on the attached
         Schedule 5.1(e).

     (6) Cotton Valley and Aspen Common Stock. The Cotton Valley Shares will be authorized and issued common stock of the Purchaser, with no par value, held by Aspen in the case of the 20,000,000 shares for issuance to Wheeler, in accordance with the terms, conditions and rights attaching to the Aspen Shares.

         The Aspen Shares will be issued as fully paid, non-assessable Class A common shares in the capital of Aspen, with the exchange rights and voting rights attached thereto as set out in Schedule 5.1(f). [Schedule 5.1(f) to contain exchange rights and process, along with confirmation that individuals holding Aspen Shares have irrevocable rights to vote shares in Cotton Valley.]

     (7) Cotton Valley Warrants. The Warrants issued hereunder to the Vendors, as described in Schedule 2.1(c), will be duly issued by the Purchaser and exercisable for common shares of Cotton Valley according to the terms and conditions contained therein. The common shares of Cotton Valley issuable on the due exercise of the Warrants (which may only occur following Cotton Valley shareholder approval) will be issued as fully paid, non-assessable shares in the capital of Cotton Valley.

     (8) Consents. No consents for the Purchaser or Aspen to enter into this Agreement and consummate the actions contemplated by this Agreement are required.

     (9) Environmental Matters. Except as set forth in Schedule 5.1(i) attached hereto, with respect to the properties owned by the Purchaser now or in the past, (collectively the "Cotton Valley Properties"):

         (1) To its knowledge, at no time during the Purchaser's ownership have the Cotton Valley Properties been used by them, or by anyone else, for the generation, storage or disposal of a Hazardous Substance (as hereinafter defined below) or as a landfill or other waste disposal site, except in compliance with Environmental Laws (as hereinafter defined) and the Purchaser has not received any notification of violation of said laws, except as previously disclosed in writing to East Wood. To the knowledge of the Purchaser, there are no Hazardous Substances currently on the Land, except in compliance with Environmental Laws. "Hazardous Substance" means any substance now or hereafter defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42
             U.S.C.A.   9601(14).  "Environmental Laws" means all laws,
             statutes, regulations and judicial interpretations of the United States and the State of Texas or either of them, or any other governmental or quasi-governmental authority having jurisdiction, that relate to the prevention, abatement or elimination of pollution, or the protection of the environment, including the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act and all state statutes serving similar or related purposes.

         (2) The Purchaser has not entered into, and, no predecessor to it has entered into, or is subject to, any agreements, consent orders, decrees, judgments, license or permit conditions, or, other directives of governmental authorities in existence at this time based on any Environmental Laws that relate to the future use of any of the properties or that require any change in the present conditions of any of the properties.

         (3) There are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action, or other remedy, pending or threatened, against any of the properties or against the Purchaser from its ownership or operation of the properties and relating to the violation of, or noncompliance with, an Environmental Law; the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical substance, noise or vibration.

         (4) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental law or require the consent or approval of any agency charged with enforcing any Environmental Law.

     (10) Governmental Rules. The Purchaser has not received any notice of a default under or violation of:

          (1) any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency or court of any commission of other administrative agency except for violations that will not have a Material Adverse Effect, or

          (2) any material agreement or obligation to which it is a Party or by which it is bound or to which it may be subject except for violations that will not have a Material Adverse Effect.

     (11) Liability for Brokers' Fees. The Purchaser or Aspen will not directly or indirectly incur any liability or expense as a result of any undertakings or agreements of the Purchaser for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby, other than pursuant to the agreement with Dominick & Dominick Securities Inc.

     (12) Liabilities and Taxes. Except as reflected on the attached Schedule 5.1(l), all liabilities, franchise taxes, federal income taxes, state income taxes, ad valorem taxes (based on 1999 rates), real property, personal property, production, severance, excise and all other material taxes and liabilities for which the Purchaser may be liable for periods of time ending prior to [September 14,] 1999 have been duly and timely paid or accrued.

     (13) Litigation. Except as reflected on the attached Schedule 5.1(m), there are no actions, suits, claims, proceedings, agency enforcement actions or investigations by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or threatened against or affecting the Purchaser or any of its assets or which has affected or could affect its ability to consummate the transactions contemplated by this Agreement.

     (14) No Demands. The Purchaser has received no notice of any claimed defaults, offsets or demands with respect to its properties and there is no default existing with respect to any contracts that would have a Material Adverse Effect.

     (15) No Liens or Encumbrances. The shares of the Purchaser and Aspen and all of the assets and properties of each of the Purchaser and Aspen which are the subject hereof, are free and clear of all liens and encumbrances except as reflected on the attached Schedule 5.1(o).

     (16) Non-Foreign Representation. Neither the Purchaser nor Aspen is a Non-Resident Alien Foreign Corporation, Foreign Partnership, Foreign Trust or Foreign Estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     (17) Payments. All payments of any kind required to be made by the Purchaser to Third Parties under any existing contract or agreement, with regard to their properties, having been or will be properly and timely paid or provided for.

     (18) Qualification. The Purchaser is an experienced and knowledgeable investor in natural resource properties and has the financial and business expertise to evaluate the merits and risks of the transactions contemplated by this Agreement. In entering into this Agreement, the Purchaser has relied solely on its independent investigation of, and judgment with respect to, the East
          Wood Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by East Wood.
     (19) Receipt of Cotton Valley Reports. East Wood has been furnished with and had the opportunity to review all Cotton Valley Reports (hereinafter defined) filed with the U.S. Securities and Exchange Commission ("SEC") through the Closing Date.

     (20) Reports. From January 1, 1996 until the date hereof, the Purchaser has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to any Forms 10-KSB, Forms 10-QSB, Forms 8-KSB, Forms 20-F and proxy statements (collectively, "Cotton Valley Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Cotton Valley Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The financial statements of the Purchaser included in the Cotton Valley Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, having been prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of the Purchaser as of the date thereof and the results of its operations and its cash flows for the periods then ended.

     (21) Royalties. All royalties and other payments due from or in connection with sales from the Cotton Valley's Properties for all periods of time prior to Closing have been or will be properly and correctly paid by them.

                                       ARTICLE VI
                   CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE PURCHASER
                  AND THE VENDORS OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

1.13 Purchaser's Conditions - The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part):

     (1) Truth and Accuracy of Representations of Vendors and East Wood at Closing Time - All of the representations and warranties of the Vendors and of East Wood made in or pursuant to this Agreement (including the Schedules hereto) or in agreement, certificate or other document delivered or given pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Article IV hereof, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

     (2) Legal Matters - The due creation and issuance of the Purchased Shares, the title of the Vendors to the Purchased Shares, the form of and documentation relating to the transfer of the Purchased Shares by the Vendors to the Purchaser, and all corporate proceedings of East Wood, its shareholders, members and directors, and all matters which in the reasonable opinion of counsel for the Purchaser are material in connection with the transactions herein contemplated shall be completed and all relevant documents, records and information shall be supplied by the Vendors to such counsel for that purpose.

1.14 Vendors' Conditions - The obligation of the Vendors to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part):

     (1) Truth and Accuracy of Representations of Purchaser at Closing Time-All of the representations and warranties of the Purchaser and Aspen made in or pursuant to this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, including without limitation the representations and warranties set forth in Article V hereof, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time.

     (2) Performance of Obligations - The Purchaser shall have complied with and performed in all respects all its obligations, covenants and agreements herein.

1.15 Non-Performance of Conditions for the Benefit of the Purchaser - In the event that any of the conditions set forth in Section 6.1 shall not be fulfilled and/or performed at or before the Closing Time, the Purchaser may terminate this Agreement by notice in writing to the Vendors, and the Purchaser shall thereupon be released from all obligations under this Agreement and the Vendors shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by the Purchaser at any time without prejudice to its right of termination in the event of a non-fulfilment and/or non-performance of any other condition or conditions, any such waiver to be binding upon the Purchaser only if the same is in writing.

1.16 Non-Performance of Conditions for the Benefit of the Vendors - In the event that any of the conditions set forth in Section 6.2 shall not be fulfilled and/or performed at or before the Closing Time, the Vendors may terminate this Agreement by notice in writing to the Purchaser, and the Vendors shall thereupon be released from all obligations under this Agreement and the Purchaser shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by the Vendors at any time without prejudice to its right of termination in the event of a non-fulfilment and/or non-performance of any other condition or conditions, any such waiver to be binding upon the Vendors only if the same is in writing. Each Vendor acknowledges and agrees that a notice in writing to the Purchaser by fewer than all of the Vendors to terminate this Agreement and any waiver in whole or in part by fewer than all of the Vendors of any of the said conditions pursuant to this Section 6.4 shall be conclusively deemed not to be a notice to terminate or waiver, as the case may be, for purposes of this Agreement, including this Section 6.4.

                                 ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS, WARRANTIES
                 AND COVENANTS OF THE VENDORS AND PURCHASER

1.17 Survival of Representations, Warranties and Covenants of the Vendors - The representations, warranties and covenants of the Vendors and of East Wood contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser.

1.18 Survival of Representations, Warranties and Covenants of the Purchaser - The covenants, representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreements and, notwithstanding such completion or any investigation made by or on behalf of the Vendors, shall continue in full force and effect for the benefit of the Vendors.

                               ARTICLE VIII
                                 CLOSING

1.19 The Closing - The sale and purchase of the Purchased Shares hereunder shall be completed at the Closing Time at the offices of Weir & Foulds or at such other location as may be mutually agreed upon by the parties hereto.

1.20 Tender - Any tender of documents hereunder may be made upon the parties hereto or their respective counsel.

                                ARTICLE IX
                                  GENERAL

1.21 Expenses - All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

1.22 Time - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

1.23 Notices - All payments and communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or telecopier to the parties at their following respective addresses:

                   For:     Jack E. Wheeler
                            2101 W. Coffee Creek Road
                            Edmond, Oklahoma  73003

                            Apollo Investments Limited
                            c/o Cox and McNeese
                            Suite 102
                            3601 North Classen Blvd.
                            Oklahoma City, Okla.  73118

                            Stillwater Gas Productions Inc.
                            c/o Cox and McNeese

                            Suite 102
                            3601 North Classen Blvd.
                            Oklahoma City, Okla.  73118

                            Custer County Drillers Inc.
                            c/o Cox and McNeese
                            Suite 102
                            3601 North Classen Blvd.
                            Oklahoma City, Okla.  73118

                   For:     Cotton Valley Resources Corporation
                            6510 Abrams Road
                            Suite 300
                            Dallas, Texas  75231

                            Attention:  Mr. James Hogue

                            Facsimile: (214) 221-6510

        with a copy to:     Aspen Energy Group, Inc.
                            c/o 6510 Abrams Road
                            Suite 300
                            Dallas, Texas  75231

                            Attention:  President

                            Facsimile: (214) 221-6510

        with a copy to:     Weir & Foulds
                            Barristers and Solicitors
                            130 King Street West
                            Suite 1600
                            Toronto, ON  M5X 1J5

                            Attention: Mr. Wayne Egan

                            Facsimile: (416) 365-1876


                   For:     East Wood Equity Ventures Inc.
                            5900 Mosteller Drive
                            Suite 1900
                            Oklahoma City, Oklahoma 73112

                            Attention: President

                            Facsimile: (415) 512-2479
     and if any such payment or communication is sent by prepaid registered mail, it shall, subject to the following sentence, be conclusively deemed to have been received on the third business day following the mailing thereof and, if delivered or telecopied, it shall be conclusively deemed to have been received at the time of delivery or transmission. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be reasonably anticipated that, due to any strike, lock-out or similar event involving an interruption in postal service, any payment or communication will not be received by the addressee by no later than the third (3rd) Business Day following the mailing thereof, then the mailing of any such payment or communication as aforesaid shall not be an effective means of sending the same but rather any payment or communication must then be sent by an alternative means of transportation which it may reasonably be anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee. Either party may from time to time change its address hereinbefore set forth by notice to the other of them in accordance with this section.

1.24 Governing Law - This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Ontario (but without giving effect to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Ontario.

1.25 Headings - The index to and headings in this Agreement and in the Schedules hereto are inserted solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

1.26 Assignment - Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of each of the other parties, which consent may be unreasonably withheld. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party hereto) and permitted assigns.


1.27 Entire Agreement - With respect to the subject matter of this Agreement, this Agreement (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or who are now representing either of the parties hereto, (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and (c) constitutes the entire agreement between the parties hereto. Each party hereto acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto.

1.28 Further Assurances - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before, at or after the Closing Time.

1.29 Counterparts - This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

1.30 Waiver - The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any party to this Agreement of any of its rights provided by this Agreement will not preclude or prejudice such party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such party.

1.31 Negotiation - This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

     IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

_____________________________                    ___________________________
Witness:                                              Jack E. Wheeler


                                                  APOLLO INVESTMENTS LIMITED


                                                  Per:
                                                       Name:
                                                       Title:


                                              STILLWATER GAS PRODUCTIONS INC.


                                                   Per:
                                                        Name: *
                                                        Title:   *


                                                CUSTER COUNTY DRILLERS INC.


                                                    Per:
                                                         Name:
                                                         Title:


                                                 COTTON VALLEY RESOURCES
                                                       CORPORATION


                                                     Per:
                                                     Name:  James E. Hogue
                                                     Title: Chief Executive
                                                            Officer


                                                  ASPEN ENERGY GROUP, INC.


                                                      Per:
                                                             Name:
                                                             Title:

                                               EAST WOOD EQUITY VENTURE, INC.


                                                       Per:
                                                       Name:  Jack E. Wheeler
                                                       Title: President

                         SCHEDULE 1.1(c)

                      East Wood Properties

                         SCHEDULE 2.1(c)


          Special Warrants of Cotton Valley Resources Corporation

     Each special warrant issuable pursuant to the terms of this Share Purchase Agreement shall be exercisable, at the option of the holder, into one (1) common share in the capital of Cotton Valley Resources Corporation. Notwithstanding the foregoing, the exercise of the special warrants may only occur upon approval by the shareholders of Cotton Valley Resources Corporation a duly convened shareholders meeting in order to be exercisable. In the event that shareholder approval is not obtained, then the special warrants may not be exercised until such time as shareholder approval may be obtained, or the special warrants are otherwise exercisable as a result of the issued and outstanding shares in the capital of Cotton Valley Resources Corporation.

     The terms and conditions attaching to the special warrants shall be in the form of a special warrant certificate, which certificate shall contain the commercial and reasonable terms attaching to such a convertible security. In particular, the special warrant certificates shall provide these special warrants may only be exercised following shareholder approval or the exercise thereof, and that until such exercise occurs, the holder of a special warrant certificate and the special warrants represented thereby has no rights whatsoever as a shareholder of Cotton Valley Resources Corporation.

                              SCHEDULE 4.1(b(

                East Wood Authority and Enforceability

                                 Nil

                             SCHEDULE 4.1(g)

               Environmental Matters respecting East Wood Properties

                                 None

                             SCHEDULE 4.1 (j)

                       East Wood Liabilities and Taxes

                                 None

                             SCHEDULE 4.1 (k)

                         East Wood Litigation

                                 None

                             SCHEDULE 4.1 (m)

                        East Wood Liens or Encumbrances

                                 None

                             SCHEDULE 5.1(b)

               Cotton Valley and Aspen Authority and Enforceability

                                  Nil

                             SCHEDULE 5.1(e)

                  Capitalization of the Purchaser and Aspen

              Cotton Valley                 34,198,198

              Aspen                         1,000 common

                            SCHEDULE 5.1(i)


                Cotton Valley Environmental Matters


                                  NIL

                               SCHEDULE 5.1(l)


                    Cotton Valley Liabilities and Taxes


     U.S. Federal Income Tax Liability for Aspen Energy Corporation for the periods 1994-1999 has not been paid and is subject to revision and restatement (for carry back loss provisions) after the 1998 tax calculations are completed.

     Canadian income tax liability (if any) for fiscal years 1998 and 1999 has not been determined.

     Andrews, Dallas and Navarro County taxes as set forth in Accounts Payable Schedule attached hereto.

                                SCHEDULE 5.1(m)


                            Cotton Valley Litigation


1. Stewart & Stevenson Power, Inc. v. Cotton Valley Resources Corporation claims $29,185.03 for past services to Mustang Well Servicing, Inc. Cotton Valley alleges a credit is due of $10,000 to $15,000 for possession of an engine. Schedule 5.1(l) includes the full claim amount without adjustment for the engine credit.

2. Technical Manufacturing, Inc. v. Cotton Valley Resources Corporation alleges indebtedness of $26,338 for a skid unit held in possession of Cotton Valley and $64,225 for a second skid unit held in possession by Technical Manufacturing. Technical Manufacturing has offered to return the second unit and settle all claims for $25,000. Cotton Valley claims it paid the full amount for the first unit to the purchase agent. Schedule 5.1(l) includes $17,063 which is the $26,338 claimed for Cotton Valley's skid less the $9,275 Cotton Valley paid down against the second skid.

3. Several vendor lawsuits under $25,000 each and in the aggregate not material to the financial condition of Cotton Valley are included in
Schedule 5.1(l).

                                SCHEDULE 5.1(o)


                   Cotton Valley and Aspen Liens and Encumbrances


Cotton Valley's interest in the Means Field, Andrews County, Texas is subject to liens and encumbrances in favour of an Affiliate of Cambrian Capital Corporation in amounts set for in the audit financial statements of Cotton Valley dated as of June 30, 1999.

Means Field Materialmen and Mechanics Liens and Encumbrances as set forth on the following page.

                                  Exhibit "B"

                             EAST WOOD EQUITY VENTURE, INC.
       AND PREDECESSOR - CROWN PARTNERS, L.L.C., MINERALS DIVISION
                                   BALANCE SHEET
                                September 30, 1999
                                   (unaudited)


ASSETS

CURRENT ASSETS
    CASH                                                    $      73,206
    RECEIVABLES-TRADE                                             433,202
                                                            --------------
         TOTAL CURRENT ASSETS                               $     506,408



OIL AND GAS PROPERTIES
    PROPERTIES BEING AMORTIZED                              $   6,290,946
    LESS ACCUMULATED DEPRECIATION & DEPLETION                    (468,840)
                                                            --------------
         NET OIL AND GAS PROPERTIES                          $  5,822,106


OTHER ASSETS
    OTHER PROPERTY & EQUIPMENT LESS ACCUMULATED
       DEPRECIATION                                          $     15,748
                                                            --------------
          TOTAL OTHER ASSETS                                 $     15,748
                                                            --------------
          TOTAL ASSETS                                       $   6,344,262
                                                            ==============

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
    ACCOUNTS PAYABLE-TRADE                                  $     154,474
    ACCRUED EXPENSES                                               68,270
    CURRENT PORTION OF LONG-TERM DEBT                             968,982
                                                            --------------
         TOTAL CURRENT LIABILITIES                          $   1,191,726
                                                            --------------

LONG-TERM DEBT (NET OF CURRENT PORTION)                     $   3,262,966
                                                            -------------

    COMMON STOCK                                            $   1,221,120
    ADDITIONAL PAID IN CAPITAL                                    256,222
    CURRENT PERIOD EARNINGS                                       412,228
                                                            -------------
         TOTAL EQUITY                                       $   1,889,570

TOTAL LIABILITIES AND MEMBER'S EQUITY                       $   6,344,262
                                                            ==============

See accompanying notes to these financial statements

                       EAST WOOD EQUITY VENTURE, INC.
       AND PREDECESSOR - CROWN PARTNERS, L.L.C., MINERALS DIVISION
                       STATEMENT OF OPERATIONS
                     For Nine Months Ended September 30,
                            (Unaudited)

                                              1999                1998
REVENUES
   OIL AND GAS REVENUES                   $1,598,971          $   996,409
                                          -----------         ------------
       TOTAL REVENUES                     $1,598,971          $   996,409


EXPENSES
   LEASE OPERATING COSTS &
     PRODUCTION TAX                       $  496,748          $   391,740
   DEPRECIATION, DEPLETION &
     AMORTIZATION                            120,743              127,198
   GENERAL & ADMINISTRATIVE                  229,242              107,845
                                          -----------         ------------
        TOTAL EXPENSE                     $  846,733          $   626,783

INCOME FROM OPERATIONS                    $  752,238          $   369,626
                                          -----------         ------------
   INTEREST EXPENSE                       $ (298,011)         $  (134,261)
                                          -----------         ------------
INCOME BEFORE TAXES                       $  454,227          $   235,365
                                          -----------         ------------
   PROVISION FOR INCOME TAXES             $  (42,000)         $      -
                                          -----------         ------------
NET INCOME (LOSS)                         $  412,227          $   235,365
                                          -----------         ------------

See accompanying notes to these financial statements

                     EAST WOOD EQUITY VENTURE, INC.
       AND PREDECESSOR - CROWN PARTNERS, L.L.C., MINERALS DIVISION
                          STATEMENT OF CASH FLOWS
                For The Nine Months Ended September 30,
                                (unaudited)

                                                     1999             1998
CASH FLOW FROM OPERATING ACTIVITIES
 NET INCOME FOR THE YEAR                           $   412,227      $   235,365
 ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:
    AMORTIZATION, DEPRECIATION AND DEPLETION           120,743          127,198
    (INCREASE) IN ACCOUNTS RECEIVABLE                 (187,435)        (159,794)
    (DECREASE) IN ACCOUNTS PAYABLE -TRADE              (61,180)          40,494
    OTHER                                                 -              (6,627)
                                                    -----------     ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES          $   284,355      $   236,636


CASH FLOW FROM INVESTING ACTIVITIES
 ADDITIONS TO OIL AND GAS INTEREST                 $(1,651,749)     $(1,488,341)
 ADDITIONS TO OTHER FIXED ASSETS                       150,000             -
                                                   -------------    -----------
 NET CASH UTILIZED BY INVESTING ACTIVITIES         $(1,501,748)     $(1,488,341)


CASH FLOW FROM FINANCING ACTIVITIES
 REPAYMENT OF LONG-TERM DEBT                       $  (423,052)     $  (170,000)
 PROCEEDS FROM LONG-TERM DEBT                      $ 1,700,096      $ 1,381,000
                                                   -------------    -----------
 NET CASH UTILIZED BY FINANCING ACTIVITIES         $ 1,277,044      $ 1,211,000

NET INCREASE (DECREASE) IN CASH                    $    59,651      $   (40,705)

CASH AT JANUARY 1, 1999 AND 1998                   $    13,555      $    41,764
                                                   -------------    ------------
CASH AT SEPTEMBER 30, 1999 AND 1998                $    73,206      $     1,059
                                                   =============    ============


SUPPLEMENTAL DISCLOSURES

INTEREST PAID IN CASH                              $   298,011      $   134,261

See accompanying notes to financial statements

East Wood Equity Venture, Inc.
                       NOTES TO FINANCIAL STATEMENTS


1.	     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

East Wood Equity Venture, Inc. (the Company) was incorporated under the laws of Colorado and began operations on January 2, 1999 as a result of a merger with Crown Partners, L.L.C. Minerals Division, a Colorado Limited Liability
Company ("Crown"). The stock-for-stock transaction has been accounted for as a pooling of interests. The Company is engaged in the acquisition, exploration and development of oil and gas properties, which are located in several states, primarily Oklahoma and Texas.

The financial statements of the Company included herein have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, since the Company believes that the disclosures included are adequate to make the information presented not misleading. In the opinion of management, the financial statements include all adjustments consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows as of the dates and for the periods presented. These financial statements should be read in conjunction with the financial statements of Crown and the notes thereto included for the year ended December 31, 1998.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents

Oil and Gas Producing Operations

The Company uses the full cost method of accounting for its oil and gas properties. The Company's properties are all located in the continental United States, and therefore, its costs are capitalized in one cost center. Under the full cost method, all costs related to the acquisition, exploration or development of oil and gas properties are capitalized into the "full cost pool". Such costs include those related to lease acquisitions, drilling and equipping of productive and non-productive wells, delay rentals, geological and geophysical work and certain internal costs directly associated with the acquisition, exploration or development of oil and gas properties. Upon the sale or disposition of oil and gas properties, no gain or loss is recognized, unless such adjustments of the full cost pool would significantly alter the relationship between capitalized costs and proved reserves.

Under the full cost method of accounting, a "full cost ceiling test" is required wherein net capitalized costs of oil and gas properties cannot exceed the present value of estimated future net revenues from proved oil and gas reserves, discounted at 10%, less any related income tax effects.

Revenue Recognition

Revenue is accrued and recognized in the month the oil and gas is produced and sold.

Office Furniture and Equipment

Office furniture and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets which range from five to seven years.

                         East Wood Equity Venture, Inc.
                        NOTES TO FINANCIAL STATEMENTS


2.	     OIL AND GAS PROPERTIES

In January 1999, the Company acquired a group of oil and gas properties for $1,650,000, before closing adjustments. Closing adjustments included credits of approximately $105,000, representing primarily net revenues received prior to closing from the respective effective date of October 1, 1998 and title defects.

3.	     ACQUISITION EVENT

On September 16, 1999 Cotton Valley Resources Corporation ("CVRC") entered into a "Share Purchase Agreement," whereby CVRC delivered 20,000,000 shares of its common stock, no par value, ("CVRC Common Stock") to its wholly owned subsidiary, Aspen Energy Group, Inc. ("AEG"), as a capital contribution, and in return was issued 20,000,000 shares of the common stock of AEG ("AEG Common Stock"). CVRC also agreed to acquire 500 shares of the common stock
(being 50% of the amount outstanding) of East Wood Equity Venture, Inc. ("East Wood Common Stock") through the delivery to Mr. Jack E. Wheeler of the 20,000,000 shares of AEG Common Stock and the issuance and delivery to unrelated third parties of 5,000,000 shares of CVRC Common Stock and 21,230,897 special warrants (the "Special Warrants") where each Special Warrant is convertible into one share of CVRC Common Stock immediately upon authorization from the stockholders of CVRC for the issuance of such additional shares of CVRC Common Stock. Effective October 11, 1999 notice of the final approval for the transaction was received from the regulatory authorities and all documents and shares where delivered from escrow to the appropriate parties.

                                Exhibit C



                   CROWN PARTNERS L.L.C. MINERALS DIVISION

                       FINANCIAL STATEMENTS AND
                      INDEPENDENT AUDITOR'S REPORT
                           FOR THE YEARS ENDED
                        DECEMBER 31, 1998 AND 1997

                     INDEPENDENT AUDITOR'S REPORT




                          August 16, 1999


The Members
Crown Partners L.L.C. Minerals Division
Oklahoma City, Oklahoma


We have audited the accompanying balance sheets of Crown Partners L.L.C. Minerals Division as of December 31, 1998, and the related statements of operations, changes in members' equity and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crown Partners L.L.C. Minerals Division as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



"Hein & Associates LLP"

Certified Public Accountants

                      CROWN PARTNERS L.L.C. MINERALS DIVISION

                                BALANCE SHEET

                               DECEMBER 31, 1998

                                    ASSETS


CURRENT ASSETS:
Cash                                                       $       13,555
Trade accounts receivable                                         245,766
                                                           ---------------
     Total current assets                                         259,321


OIL AND GAS PROPERTIES, net of accumulated depletion of
$350,541 (full cost method)                                     4,288,656
                                                           ---------------

OTHER ASSETS, net                                                 168,194
                                                           ---------------
Total assets                                               $    4,716,171
                                                           ===============

     LIABILITIES AND MEMBERS' EQUITY


CURRENT LIABILITIES:
Current portion of long-term debt                          $    1,492,904
Accounts payable and accrued expenses                             283,924
Payable to related party                                          256,223
                                                           ---------------
     Total current liabilities                                  2,033,051

LONG-TERM DEBT, net of current portion                          1,462,000

MEMBERS' EQUITY                                                 1,221,120
                                                           ---------------
Total liabilities and members' equity                      $    4,716,171
                                                           ===============

                         CROWN PARTNERS L.L.C. MINERALS DIVISION

                              STATEMENTS OF OPERATIONS

                                                  YEARS ENDED DECEMBER 31,
                                                    1998          1997
OIL AND GAS SALES                               $ 1,165,018     $1,473,149
                                                ------------    ----------

COSTS AND EXPENSES:
Production expense                                  419,544        430,110
Depletion and depreciation                          169,598        140,376
General and administrative                          125,936        147,212
                                                ------------    -----------
Total costs and expenses                            715,078        717,698

INCOME FROM OPERATIONS                              449,940        755,451


OTHER (INCOME) EXPENSE:
Interest expense, net                               212,082        180,972
Other                                               (13,849)       (13,494)
                                                ------------    -----------
Total other expense                                 198,233        167,478


NET INCOME                                      $   251,707      $ 587,973
                                                ===========     ===========

                     CROWN PARTNERS L.L.C. MINERALS DIVISION

                            STATEMENT OF MEMBERS' EQUITY

                  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



MEMBERS' EQUITY, January 1, 1997                            $   891,841

Net income                                                      587,973
                                                            ------------
Members' distributions                                         (514,226)


MEMBERS' EQUITY, December 31, 1997                              965,588

Net income                                                      251,707
                                                           -------------
      Members' contributions                                    125,000

Members' contributions                                         (121,175)


MEMBERS' EQUITY, December 31, 1998                           $1,221,120
                                                             ===========


                       CROWN PARTNERS L.L.C. MINERALS DIVISION

                               STATEMENTS OF CASH FLOWS


                                                YEARS ENDED DECEMBER 31,
                                                  1998           1997
                                             -------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                      $  251,707     $   587,973
Adjustment to reconcile to net cash from
 operating activities:
     Depletion and depreciation                    169,598         140,376
     Changes in accounts receivable                 26,252         160,100
     Changes in accounts payable and
       accrued expenses                            201,321         (43,321)
     Other                                         (17,953)        (30,197)
                                                -----------    -------------
         Net cash provided by operating
             activities                            630,925         814,931


CASH FLOWS FROM INVESTING ACTIVITIES:

Additions to oil and gas properties             (1,633,959)       (239,997)
Additions to other assets                         (150,000)           -
Proceeds from sales of assets                         -             34,518
                                               ------------    ------------
         Net cash used by investing
            Activities                          (1,783,959)       (205,479)


CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt                     1,400,000         326,000
Repayments of long-term debt                      (279,000)       (384,000)
Member contributions                               125,000            -
Member distributions                              (121,175)       (514,226)
                                              -------------     ------------
         Net cash provided (used) by
           financing activities                  1,124,825        (572,226)


NET INCREASE (DECREASE) IN CASH                    (28,209)         37,226

CASH, beginning of the year                         41,764           4,538
                                              -------------     -----------
CASH, end of the year                         $     13,555      $   41,764
                                              =============     ===========
SUPPLEMENTAL INFORMATION:
Cash paid during the year for interest        $    200,784      $  180,972
                                              =============     ===========

                   CROWN PARTNERS L.L.C. MINERALS DIVISION

                       NOTES TO FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS
Crown Partners, L.L.C. Minerals Division (the "Company" or "Crown Partners") was organized as a Colorado Limited Liability Company in August, 1996. As a Limited Liability Company, the members' liability is limited as provided by the laws of the State of Colorado. The Company's Articles of Organization provide for a period of duration until December 31, 2026, or until sooner dissolved. The Company is engaged in the acquisition, exploration and development of oil and gas properties, which are located in several states, primarily Oklahoma and Texas.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

OIL AND GAS PRODUCING OPERATIONS
The Company uses the full cost method of accounting for its oil and gas properties. The Company's properties are all located in the continental United States, and therefore, its costs are capitalized in one cost center. Under the full cost method, all costs related to the acquisition, exploration or development of oil and gas properties are capitalized into the "full cost pool". Such costs include those related to lease acquisitions, drilling and equipping of productive and non-productive wells, delay rentals, geological and geophysical work and certain internal costs directly associated with the acquisition, exploration or development of oil and gas properties. Upon the sale or disposition of oil and gas properties, no gain or loss is recognized, unless such adjustments of the full cost pool would significantly alter the relationship between capitalized costs and proved reserves.

Under the full cost method of accounting, a "full cost ceiling test" is required wherein net capitalized costs of oil and gas properties cannot exceed the present value of estimated future, net revenues from proved oil and gas reserves, discounted at 10%, less any related income tax effects.

Capitalized amounts attributable to proved oil and gas properties are depleted by the unit-of-production method based on estimates of proved reserves. Depreciation and depletion expense for oil and gas producing property and related equipment was $169,598 and $140,376 for the years ended December 31, 1998 and 1997, respectively.

INCOME TAXES
As a Limited Liability Company, Crown Partners is taxed as a partnership and no provision has been made for federal income taxes. The Company's members will report the Company's Federal taxable income or loss in their individual income tax returns.

COMPREHENSIVE INCOME (LOSS)
Comprehensive income is defined as all changes in members' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income was equal to its net income for the years ended December 31, 1998 and 1997.

USE OF ESTIMATES AND CERTAIN SIGNIFICANT ESTIMATES
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the estimation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

2.     OIL AND GAS PROPERTIES

Upon formation of the Company, a member contributed oil and gas properties, which were recorded at his historical cost basis of approximately $750,000.

In October 1996, the Company acquired a group of oil and gas properties for approximately $2,048,000, before closing adjustments. In September 1998, the Company acquired a group of oil and gas properties for approximately $1,400,000, before closing adjustments. Closing adjustments included credits of $243,000 and $74,000 in the respective acquisitions, representing net revenues received prior to closing from the respective effective dates of July 1, 1996 and July 1, 1998. Net revenues earned prior to the closing dates were recorded as reductions in the costs of the properties. Additional properties were acquired in 1999 as described in Note 7.

3.     RELATED PARTY TRANSACTIONS

The Company had an agreement with its Managing Member to pay him a commission of 5% of the cost of properties acquired under his direction. No amounts had been paid under this arrangement and the amount due at December 31, 1998 was $256,223.

4.     LONG-TERM DEBT

Long-term debt at December 31, 1998 consisted of the following:

             Revolving line of credit with a bank used for
             acquisitions of oil and gas properties; interest
             payments at the bank's base rate plus 1.5% are
             due monthly; principal of $32,000 is due each
             month with the remaining balance payable on
             April 1, 2002. The debt is collateralized by certain
             oil and gas properties and guaranteed by a
             member of the Company.                              $  1,814,000


             Term loan with a bank used for acquisition of oil
             and gas properties; interest at Wall Street Journal
             prime rate due monthly; principal due in monthly
             installments equal to the greater of $25,000 or 80%
             of net revenues applicable to certain oil and gas
             properties, with the remaining balance due
             September, 1999.                                    $   1,140,904

                                                                 -------------

                                       Total                         2,954,904
                                    Less current portion            (1,492,904)
                                          Long-term debt          $  1,462,000

Scheduled maturities of long-term debt as of December 31, 1998 are as follows:

                   Year Ended December 31,
                     1999          $  1,492,904
                     2000               384,000
                     2001               384,000
                     2002               694,000
                                   ------------
                                   $  2,954,904


The revolving line of credit agreement includes certain covenants, the most restrictive of which limit the general and administrative expenses the Company may incur and provide for certain minimum levels of net worth and ratio of cash-flow to debt service.

5.     ENVIRONMENTAL MATTERS

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental clean up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. Although an environmental assessment was conducted on all the purchased properties, in the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability which it may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto.

6.     CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable. The receivables are primarily from oil and gas and gas marketing companies. The Company does not require collateral. The Company believes no allowance for doubtful accounts is necessary at December 31, 1998.

The Company had one customer that accounted for approximately 12% and 10% of oil and gas sales revenue in 1998 and 1997, respectively. Additionally, one customer accounted for a total of 13% of trade accounts receivable as of December 31, 1998.

7.     SUBSEQUENT EVENTS

In January 1999, the Company closed an acquisition of oil and gas properties for $1,650,000, before closing adjustments. Closing adjustments included a credit of $59,000, representing net revenues earned from the properties from the October 1998 effective date through closing. The acquisition was financed primarily with bank debt.

8.    SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following table, based on information prepared by American Energy Advisors, Inc., with respect to 1998 and Benton Engineering Company, with respect to 1997, Independent petroleum engineers, summarizes changes in the estimates of the Company's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:

                                                 YEARS ENDED DECEMBER 31,
                                                1998                1997

Costs incurred in oil and gas producing
    activities:

         Acquisition of properties           $1,447,121            $  29,443

         Exploration costs                      186,838              135,237

         Development costs                         -                  75,317
                                            -------------         ------------
Total costs incurred                         $1,633,959             $239,997


The following table, based on information prepared by American Energy Advisors, Inc., with respect to 1998 and ____ with respect to 1997, independent petroleum engineer, summarizes changes in the estimates of the Company's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:

                                                 Oil                Gas
                                               (Barrels)           (MCF)

Balance, January 1, 1997                        224,000           7,676,000

Purchase of minerals in place                    43,000           1,075,000

Extensions and discoveries                        1,000             192,000

Production                                      (21,000)           (477,000)
                                             ------------        ------------
Balance, December 31, 1997                      247,000           8,466,000

Purchase of minerals in place                    47,000             935,000

Extensions and discoveries                         -                207,000

Production                                      (16,000)           (490,000)
                                             ------------        -----------
Balance, December 31, 1998                      278,000           9,118,000
                                             ------------        -----------
Balances at December 31, 1998 using
    March 31, 1999 prices (a)                   366,000          11,700,000
                                             ============        ===========

The Company's reserves are all classified as proved developed.

a. The foregoing reserve quantities were determined based on prices being received by the Company at December 31, 1998 of $9.25 per barrel of oil and $1.84 per mcf of gas.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

9.     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

The standardized measure of discounted future net cash flows at December 31, 1998 and 1997, relating to proved oil and gas reserves is set forth below.
The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.




                                           YEARS ENDED DECEMBER 31,
                                          1998                 1997

Future cash inflows                   $20,194,000           $23,252,000

Future production and development
   costs                               (5,905,000)           (5,718,000)

Future net cash flows                  14,289,000            17,534,000

10% annual discount                    (7,083,000)           (8,692,000)
                                    ---------------        --------------
Standardized measure of discounted
   future net cash flows             $  7,206,000           $ 8,842,000

Standardized measure of discounted
   future net cash flows (using)
   prices at March 31, 1999)(a)      $10,008.000



a. As described in Note 8, the foregoing information for 1998 was determined using prices in existence at December 31, 1998. If prices received at March 31, 1999 were used, the standardized measure of discounted future net cash flows at December 31, 1998 would have increased by approximately $2,802,000.

The following are the principal sources of change in the standardized measure of discounted future net cash flows:




                                            YEARS ENDED DECEMBER 31,
                                          1998                 1997

Balance, beginning of year             $8,842,000          $12,965,000

Sales of oil and gas produced, net
     of production costs                 (746,000)          (1,043,000)

Purchase of minerals in place             846,000              895,000

Extensions and discoveries                168,000              127,000

Net changes in prices and
     production costs                  (2,715,000)          (5,402,000)

Revisions and other                       (73,000)                -

Accretion of discount                     884,000            1,300,000
                                      ------------        ---------------
Balance, end of year                   $7,206,000           $8,842,000

                              Exhibit D

COTTON VALLEY RESOURCES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 1999
(Expressed in U.S. Dollars)

                                                 Cotton
                                    East Wood    Valley    Pro Forma  Pro Forma
                                    6/30/99     6/30/99 Adjustments Consolidated
                                     --------    --------    --------- --------

ASSETS
CURRENT ASSETS:
Cash                                 66,816       9,083        -        75,899
Accounts receivable                 374,850      53,022        -       427,872
Materials and supplies inventory       -         97,650        -       97,650
Prepaid expenses                       -           -           -         -
                                    ---------  --------    --------- --------
Total Current Assets                441,666     159,755        -       601,421


PROVED OIL AND GAS PROPERTIES (full cost method)
     Net of Accumulated depletion 5,804,002  10,975,182  4,976,289(a)21,755,473
OFFICE FURNITURE AND EQUIPMENT
     Net of Accumulated depreciation 15,748     117,245        -       132,993
OTHER ASSETS                           -         89,469        -        89,469
                                   ---------  ---------  -----------  --------
Total Assets                      6,261,416  11,341,651   4,976,289 22,579,356
                                  =========  ==========  ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
Accounts payable-trade              464,104     716,487        -     1,180,591
Accounts payable-related parties     42,000        -           -        42,000
Accrued expenses                       -         61,036        -        61,036
Accrued interest                       -         63,516        -        63,516
Accrued salaries                       -        381,539        -       381,539
Advances from related parties          -        200,000        -       200,000
Notes payable and current
  portion LTD                       968,981     840,119        -     1,809,099
                                 ----------   ---------  ---------  ---------
Total Current Liabilities         1,475,085   2,262,696        -     3,737,781


LONG TERM DEBT, net of            3,233,926        -           -     3,233,926
   current maturities

MINORITY INTEREST                      -           -      776,203(b)   776,203

STOCKHOLDERS' EQUITY:
Preferred Stock                        -           -           -         -
Common Stock                      1,221,120  23,548,537 1,967,138(c)26,736,795
Less subscriptions                     -       (214,436)      -       (214,436)
Additional paid-in capital          256,223        -     (256,223)(c)     -
Special warrants                       -           -    2,707,583 (c)2,707,583
Warrants and beneficial
  conversion feature                   -        823,695      -         823,695
Retained earnings (deficit)          75,062 (15,078,841) (218,412)(c)(15,22,191)
                                    ---------   --------  ----------   ---------
Total Stockholders' Equity        1,552,405   9,078,955  4,200,086   14,831,446
                                  ---------   --------  ----------   ----------

Total Liabilities and
  Stockholders' Equity            6,261,416  11,341,651  4,976,289   22,579,356
                                  =========  ==========  ==========  ==========

Notes:  (a) Includes additional depletion of $143,350 reflecting additional expenses if properties had been recorded at fair value.
        (b) In accordance with FAS 94, the companies are being consolidated because Cotton Valley controls East Wood.
        (c) Reflects allocation of difference between East Wood book value and fair market value in the transaction.

COTTON VALLEY RESOURCES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Year ended June 30, 1999
(Expressed in U.S. Dollars)

                                                Cotton
                              East Wood    Valley
                               Year         Year
                               ended       ended    Pro Forma    Pro Forma
                               6/30/99     6/30/99  Adjustments  Consolidation
                               --------    --------  ---------    ------------
REVENUE:
Oil and gas sales              1,537,674    266,232       -        1,803,906
Equipment Sales                     -       683,708       -          683,708
Other Income                        -        31,026       -           31,026
                               ----------   --------   --------    ---------
Total Revenue                  1,537,674    980,966       -        2,518,640

EXPENSES:
Oil and gas production           674,829    216,234       -          891,063
Cost of equipment sold              -       281,850       -          281,850
Operating expenses                  -       320,982       -          320,982
General and
  administrative                 157,848  1,498,795       -        1,656,643
Depreciation and
  depletion                      166,109    159,329    143,350(a)    468,788
Other expenses                      -           971       -              971
                                 -------    --------  ---------   ----------
Total Expenses                   998,786  2,478,161    143,350     3,620,297


EARNINGS (LOSS) FROM
  OPERATIONS                     538,888 (1,497,195)  (143,350)   (1,101,657)

OTHER INCOME (EXPENSES):
Interest and financing
  expense                       (302,897)  (399,289)      -         (702,168)
Loss on disposal of assets          -    (9,807,576)      -       (9,807,576)
Provision for
  inventory losses                  -      (359,664)      -         (359,664)
Provision for oil & gas
  property loss                     -    (1,262,000)      -       (1,262,000)
Other income                       6,925      1,638       -            8,563
                               ---------  ----------  ---------  -----------
Total Other                     (295,972)(11,826,891)     -      (12,122,863)
                               ---------  ----------  ----------  ----------

EARNINGS (LOSS) BEFORE
  INCOME TAXES
  AND MINORITY INTEREST          242,916 (13,324,086)  (143,350) (13,224,520)


INCOME TAX BENEFIT
  (PROVISION)                    (42,000)  1,845,000       -       1,845,000
                                 -------   ---------  ----------  ----------

NET EARNINGS (LOSS)
  BEFORE MINORITY INTEREST       200,916 (11,479,086)  (143,350) (11,421,520)

MINORITY INTEREST                   -           -      (100,458)    (100,458)
                                 -------- ----------   ---------- -----------

NET EARNINGS (LOSS)              200,916 (11,479,086)  (243,808) (11,521,978)
                                 =======  ==========  ==========  ==========

Note:  (a) Additional depletion of $143,350 reflecting additional expenses if properties had been recorded at fair value.

       COTTON VALLEY RESOURCES CORPORATION AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONSENSED CONSIOLIDATED PER SHARE DATA
                        JUNE 30, 1999

                                  East        Cotton
                                  Wood        Valley
                                June 30,     June 30,  Pro Forma   Pro Forma
                                  1999        1999   Adjustments Consolidated
Common shares outstanding
 (primary)                                 27,173,198
  Less subscription common
   shares                                    (857,744)
                                           -----------
                            71,149,190 (a) 26,315,454             97,464,644

Common shares--exercise of
 warrants & options         15,042,867 (a)  5,563,800             20,606,667
                            ----------     ----------             ----------
Equivalent common shares
 outstanding (fully diluted)86,192,057 (a) 31,879,254            118,071,311


Total stockholders' equity
 (primary)                 $ 1,552,405   $  9,078,955 $4,200,086 $14,831,446
Book value per share
 (primary)                 $      0.02   $       0.35            $      0.15

Additions to stockholder's
 equity from warrant
 exercises                 $16,498,429   $ 6,102,159             $22,600,588
Total stockholder's equity
 (fully diluted)           $18,050,834   $15,181,114             $37,432,034
Book value per share
 (fully diluted)           $      0.21   $      0.48             $      0.32

Cash dividends per share
 (primary and fully
  diluted)                 $      0.00   $      0.00             $      0.00

Net Income (loss) from
 continuing operations     $   200,916   $(11,479,086)$ (243,808)$(11,521,978)
Net Income (loss) per share
 from continuing operations:
          (primary)        $      0.00   $     (0.44)            $     (0.12)
          (fully diluted)  $      0.00   $     (0.36)            $     (0.10)

Notes:  (a) Common share amounts equated to the respective common shares of
            Cotton Valley


                               EXHIBIT "E"
__________________________________________________________________________
                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 10-QSBA
(Mark One)

X Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      For the quarterly period ended September 30, 1999

                            OR

      Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Commission File Number: 0-28814

              COTTON VALLEY RESOURCES CORPORATION
     (Exact name of registrant as specified in its charter)

       Yukon, Canada                            98-0164357
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)               Identification No.)

                      3300 Bank One Center
                       100 North Broadway
                  Oklahoma City, Oklahoma 73102
             (Address of principal executive offices)

               Telephone Number (405) 606-8500
        (Registrant's telephone number, including area code)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

             Yes     X          No __

     As of September 30, 1999 there were 59,198,537 shares of the Registrant's Common Stock outstanding.
___________________________________________________________________________

                        COTTON VALLEY RESOURCES CORPORATION

                                    INDEX



          PART I.  FINANCIAL INFORMATION                          Page No.

Item 1.     Condensed Consolidated Financial Statements:

            Condensed Consolidated Balance Sheets as of
            September 30, 1999                                       3

            Condensed Consolidated Statements of
            Operations for the three months ended
            September 30, 1999 and 1998                              4

            Condensed Consolidated Statements of Cash Flow
            for the three months ended September 30, 1999 and 1998   5

            Notes to Condensed Consolidated
            Financial Statements                                     6


Item 2.     Management's Discussion and Analysis of
            Financial Condition and Results of Operations            7


                    PART 11.    OTHER INFORMATION

Item 1.     Legal Proceedings                                        8

Item 5.     Other Information                                        8

Item 6.     Exhibits and Reports on Form 8K                          8

Signatures                                                           8

PART I.  FINANCIAL INFORMATION

   ITEM 1.     CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   COTTON VALLEY RESOURCES CORPORATION

                   CONDENSED CONSOLIDATED BALANCE SHEET
                           September 30, 1999
                      (Expressed in U.S. Dollars)
                              (Unaudited)

                                ASSETS
CURRENT ASSETS:
     Cash                                                   $     272,571
     Accounts receivable                                          487,091
     Materials and supplies inventory                              88,490
                                                         ----------------
Total Current Assets                                        $     848,152

PROVED OIL and GAS PROPERTIES (full cost method)
     Net of accumulated depletion of $597,528                  22,233,148
OFFICE FURNITURE and EQUIPMENT
     Net of accumulated depreciation of $45,749                   127,668
OTHER ASSETS                                                        7,930
                                                        -----------------
Total Assets                                                $  23,216,898
                                                        =================

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                       $     711,450
     Accrued expenses                                              81,547
     Accrued interest                                             114,188
     Notes payable and current long term debt                   1,809,100
                                                         ----------------
Total Current Liabilities                                  $    2,716,285
                                                         ----------------
LONG TERM DEBT                                                  3,262,966


MINORITY INTEREST                                                 944,785

STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, authorized-unlimited,
     none issued                                                     -
Common Stock, no par value, authorized-unlimited,
     59,731,198 issued                                     $  27,988,097
Special Warrants, 21,230,897 issued                            2,707,583
Less subscriptions for 400,601 shares                           (214,436)
Warrants and beneficial conversion                               823,695
Deficit accumulated in development stage                     (15,012,077)
                                                        ----------------
Total Stockholders' Equity                                 $  16,292,862
                                                        ----------------
Total Liabilities and Stockholders' Equity                 $  23,216,898
                                                        ================

See accompanying notes to these financial statements

                    COTTON VALLEY RESOURCES CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF
                                OPERATIONS
                       (Expressed in U.S. Dollars)
                               (Unaudited)


                                     Period from          Period from
                                   July 1, 1999 to      July 1, 1998 to
                                 September 30, 1999   September 30, 1998
                                 ------------------   ------------------
REVENUE:
Oil and gas sales                 $    657,584         $       97,090
Equipment sales                         19,913                456,933
Other income                              -                    25,253
                                 -----------------        --------------
     Total Revenue                $    677,497         $      579,276
                                 -----------------        --------------

EXPENSES:
Oil and gas production            $     43,201         $       67,947
Equipment purchase and rework            9,160                237,660
Equipment operations                       786                102,761
General and administrative             214,380                439,529
Depreciation and depletion              49,067                 54,278
                                  ---------------         -------------
     Total Expenses               $    316,594         $      902,175
                                  ---------------         -------------

INCOME (LOSS) FROM OPERATIONS     $     360,903        $     (322,899)

Interest and financing expense         (125,556)             (165,053)
                                  ---------------         -------------

INCOME (LOSS) BEFORE TAXES        $     235,347        $     (487,952)

INCOME TAX     (None, due to application
                of prior loss)
                                  ---------------         --------------

NET INCOME (LOSS) BEFORE          $     235,347        $     (487,952)
     MINORITY INTEREST            ---------------         --------------

MINORITY INTEREST                 $     168,583
                                  ---------------         --------------
NET INCOME (LOSS)                 $      66,764        $     (487,952)
                                  ---------------         --------------

NET INCOME (LOSS) PER SHARE       $       (0.00)       $        (0.03)
                                  ===============         ==============

WEIGHTED AVERAGE SHARES                35,449,501          17,377,278
                                  ===============         ==============

See accompanying notes to these financial statements

                   COTTON VALLEY RESOURCES CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                      (Expressed in U.S. Dollars)
                             (Unaudited)

                                      Period from          Period from
                                     July 1, 1999          July 1, 1998 to
                                 to September 30, 1999  September 30, 1998
                                 ---------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                          $      66,764        $      (487,952)
Adjustments to reconcile net
     cash used by operating activities:
Depreciation and depletion                 49,067                 54,278
Amortization                                 -                    35,468
Common stock issued for services             -                    21,000
Changes in operating assets and
     liabilities
       Accounts payable and
        accrued liabilities              (352,195)               157,438
       Materials and supplies inventory     9,160                286,959
       Accounts receivable and
        other prepaids                    (59,219)               163,792
       Other                               18,291                 (9,553)
                                    ----------------        --------------
     Net cash provided (used)
         by operating activities    $    (268,132)       $       221,430
                                    ----------------        --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related parties       $       -            $         3,279
Sale of common stock and
      exercise of warrants               518,750                 142,500
Issuance of notes payable                   -                    350,000
Conversion of trade payables to
      long term debt                        -                    278,291
Conversion of debenture to common stock     -                    100,000
Conversion of accounts payables
      to common stock                       -                     44,000
Proceeds from Long Term Debt             200,000
Cash obtained in acquisition of
      East Wood Energy Venture, Inc.      66,816
Costs related to sale of stock
      and notes                          (39,448)                (86,666)
Repayment of notes payable              (170,960)                   -
                                    ----------------       --------------
       Net cash provided (used)
           by financing activities  $    575,158          $      831,404
                                    ----------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and gas properties $    (43,538)         $     (891,878)
Additions to office furniture and equipment                      (19,839)
                                    ----------------       --------------
       Net cash (used) by
           investing activities     $    (43,538)         $     (911,717)
                                    ----------------       --------------

INCREASE (DECREASE) IN CASH         $    263,488          $      141,117

CASH - Beginning of period                 9,083                  85,762
                                    ----------------       --------------
CASH - End of period                $    272,571          $      226,879
                                    ================       ==============


SUPPLEMENTAL INFORMATION
Cash paid for interest              $     88,020          $        4,472
Oil and gas properties acquired
     with common stock
     and special warrants              5,895,840
Acquisition consulting fees
     paid in stock                       272,000
Related party advances and accrued
     salaries paid in stock              500,000
Conversion of debt to
     Common Stock                                                144,000


See accompanying notes to these financial statements

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)
                                   (Unaudited)

(1) Nature of Business and Basis of Preparation and Presentation

Cotton Valley Resources Corporation (the "Company") has its primary business focus in the acquisition of ownership interests in, and the production of oil and gas from, existing oil and gas fields that indicate a potential for increased production through development.

The condensed consolidated financial statements of Cotton Valley Resources Corporation and subsidiaries (collectively "Cotton Valley") included herein have been prepared by Cotton Valley without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, since Cotton Valley believes that the disclosures included are adequate to make the information presented not misleading. In the opinion of management, the condensed consolidated financial statements include all adjustments consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows as of the dates and for the periods presented. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included for the fiscal year ended June 30, 1999.

(2) Common Stock

During the three months ended September 30, 1999, the Company issued 25,000,000 shares of common stock and 21,230,897 special warrants as consideration for oil and gas properties valued at $5,895,840; the Company issued 1,700,000 shares of common stock valued at $272,000 for consulting services in connection with the acquisition of oil and gas properties; the Company issued 2,200,000 shares and 1,000,000 warrants exercisable at $0.21875 per share for three years in private placements to two investors for $518,750 in cash less $39,448 in costs related to the sale of the common stock; the company issued 3,125,000 shares of common stock in settlement of $500,000 of accrued salaries and advances from related parties; and the Company issued 339 shares of common stock to balance certain shareholder accounts.

(3)  Yukon Continuance Contingent Liability

Potential Securities Act Violation
On March 16, 1998, the Company filed with the Commission a Registration Statement on Form SB-2 (the "March 1998 Registration Statement") for the purpose of registering up to 10,891,184 shares of the Company's Common Stock for sale by certain shareholders of the Company, including approximately 5.7 million shares to be issued upon exercise of outstanding warrants and conversion of the Convertible Debentures. On May 1, 1998, the Company received a letter of comments from the Staff of the Commission (the "May 1998 Staff Comment Letter") relating to the March 1998 Registration Statement. In the May 1998 Staff Comment Letter, the Staff advised the Company that it should have registered the Yukon Continuance under the Securities Act. The Yukon Continuance was not registered under the Securities Act.

The Company in its supplemental response on May 26, 1998 to the Staff's May 1998 Comment Letter contended, with the concurrence of the Company's U.S. securities counsel, that the Yukon Continuance was a transaction not subject to the registration requirements of Section 5 of the Securities Act. The Staff has advised the Company that is does not agree with the Company and its U.S. securities counsel's conclusion regarding the Yukon Continuance. The Company, therefore, may have a contingent liability to certain of its shareholders, who may sue the Company to recover the consideration paid, if any, for shares of the Company's Common Stock, with interest thereon, from the date of the Yukon Continuance to the date of repayment by the Company less the amount of any income received thereon, upon tender of such securities, or for damages if the shareholder no longer owns such securities. The Company intends to vigorously defend any such shareholder lawsuit and believes that it may have valid defenses, including the running of applicable statutes of limitations, against claims by some or all of its shareholders. However, to the extent that any of the Company's shareholders obtain a judgment for damages against the Company, the Company's net assets and net worth will be reduced, which in turn could reduce the Company's ability to obtain financing for its exploration and drilling operations and cause the Company to curtail operations.
The Company is unable to quantify the amount of such contingent liability.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

First Three Months Fiscal 2000 and First Three Months Fiscal 1999

During the three months ended September 30, 1999, Cotton Valley earned a net income of $66,764 which compares to a loss of $487,952 during the first three months of fiscal 1999. The increase in earnings is a result production from newly purchased oil and gas properties.

Oil and gas sales increased to $657,584 during the three months ended September 30, 1999. This increase reflects the results of oil and gas properties acquired during this period. The properties which are located in Alabama, Arkansas, California, Louisiana, Mississippi, Montana, Oklahoma, Texas and Wyoming represent interests in approximately 400 producing oil and gas properties.

Equipment sales decreased $437,018 or 96% to $19,913 during the three months ended September 30, 1999. The decrease reflects the discontinuance of equipment operations.

     General and administrative expenses decreased approximately 50% to $214,380 during the three months ended September 30, 1999. The decrease reflects the discontinuance of equipment operations and the reduction in the number of administrative employees.

Liquidity and Capital Resources

As of September 30, 1999, Cotton Valley has a working capital deficit of $1,868,133 calculated by subtracting current liabilities of $2,716,285 from current assets of $ 848,152. Cotton Valley intends to finance its development activities with the proceeds from private placements, exercise of warrants and traditional bank debt. No assurance can be given that the Company will be successful in these efforts.

Year 2000 Issues

     The "Year 2000 Problem" arose because many existing computer programs use only the last two digits to refer to a year. Cotton Valley has purchased all its computer programs and computers since January 1, 1995, all of which have been certified as "Year 2000 Compliant." Most of Cotton Valley's principal suppliers and customers have also certified to Cotton Valley that their computer systems are "Year 2000 Compliant." Therefore, the Company has determined that the "Year 2000 Problem" is not likely to have any material effect on the Company.

PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings

     As of the date of this filing, there are no legal proceedings pending against Cotton Valley, which would have a material adverse effect.

 Item 5.  Other Information

Safe Harbor Statement under the Private Securities Litigation Reform
Act of 1995:

     Certain statements in this filing, and elsewhere (such as in other filings by Cotton Valley with the Commission, press releases, presentations by Cotton Valley or its management and oral statements) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Cotton Valley to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, (i) significant variability in Cotton Valley's quarterly revenues and results of operations as a result of variations in the Cotton Valley's production in a particular quarter while a significant percentage of its operating expenses are fixed in advance,
(ii) changes in the prices of oil and gas, (iii) Cotton Valley's ability to obtain capital, (iv) other risk factors commonly faced by small oil and gas companies.

Item 6.  Exhibits and Reports on Form 8K

     On September 7, 1999, the Company filed Form 8-K disclosing that Eugene A. Soltero resigned as an Officer and Director and that John M. Haley resigned as a Director.



                                SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 9, 1999


                       COTTON VALLEY RESOURCES CORPORATION
                       (Registrant)


                         /s/ Jack E. Wheeler
                         Jack E. Wheeler
                         Chief Executive Officer

(Financial schedule doesn't have to go on this exhibit. Only on the original file to the SEC)